As filed with the Securities and Exchange Commission on November 24, 2015

Registration Nos. 333-190911, 333-190911-02, 333-190911-03,
333-190911-04, 333-190911-05, 333-190911-06, 333-190911-07

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.
ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000 72-1229752	ENTERGY NEW ORLEANS, INC. (a Louisiana corporation) 1600 Perdido Street New Orleans, Louisiana 70112 Telephone (504) 670-3700 72-0273040
ENTERGY ARKANSAS, INC. (an Arkansas corporation) 425 West Capitol Avenue Little Rock, Arkansas 72201 Telephone (501) 377-4000 71-0005900	ENTERGY TEXAS, INC. (a Texas corporation) 9425 Pinecroft The Woodlands, Texas 77380 Telephone (409) 981-2000 61-1435798
ENTERGY LOUISIANA, LLC (a Texas limited liability company) 4809 Jefferson Highway Jefferson, Louisiana 70121 Telephone (504) 576-4000 47-4469646	SYSTEM ENERGY RESOURCES, INC. (an Arkansas corporation) Echelon One 1340 Echelon Parkway Jackson, Mississippi 39213 Telephone (601) 368-5000 72-0752777
ENTERGY MISSISSIPPI, INC. (a Mississippi corporation) 308 East Pearl Street Jackson, Mississippi 39201 Telephone (601) 368-5000 64-0205830
_____________________

MARK G. OTTS, ESQ.	ALYSON M. MOUNT	JOHN T. HOOD, ESQ.
Assistant General Counsel--Corporate and Securities	Senior Vice President and Chief Accounting Officer	Partner Morgan, Lewis & Bockius LLP
Entergy Services, Inc.	Entergy Corporation	101 Park Avenue
639 Loyola Avenue	639 Loyola Avenue	New York, New York 10178
New Orleans, Louisiana 70113	New Orleans, Louisiana 70113	(212) 309-6281
(504) 576-5228	(504) 576-5035
(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
_____________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [X]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

	Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer	Smaller Reporting Company
Entergy Corporation	X
Entergy Arkansas, Inc.			X
Entergy Louisiana, LLC			X
Entergy Mississippi, Inc.			X
Entergy New Orleans, Inc.			X
Entergy Texas, Inc.			X
System Energy Resources, Inc.			X

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3 (File Nos. 333-190911, 333-190911-02, 333-190911-03, 333-190911-04, 333-190911-05, 333-190911-06 and 333-190911-07) (as amended by Post-Effective Amendment No. 1, Post-Effective Amendment No. 2 and this Post-Effective Amendment, the “Registration Statement”) initially filed on August 30, 2013, later amended by Post-Effective Amendment No. 1 filed on February 3, 2015 and Post-Effective Amendment No. 2 filed on October 2, 2015, each immediately declared effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”), is being filed by Entergy Corporation, a Delaware corporation (“Entergy”), Entergy Arkansas, Inc., an Arkansas corporation and a wholly-owned subsidiary of Entergy (“EAI”), Entergy Louisiana, LLC, a Texas limited liability company and a majority-owned subsidiary of Entergy (“ELL”), Entergy Mississippi, Inc., a Mississippi corporation and a wholly-owned subsidiary of Entergy (“EMI”), Entergy New Orleans, Inc., a Louisiana corporation and a wholly-owned subsidiary of Entergy (“ENOI”), Entergy Texas, Inc., a Texas corporation and a wholly-owned subsidiary of Entergy (“ETI”), and System Energy Resources, Inc., an Arkansas corporation and a wholly-owned subsidiary of Entergy (“SERI”), pursuant to Rule 413(b) under the Securities Act, solely to update the prospectus with respect to the securities to be issued from time to time by ELL and file additional exhibits to the Registration Statement relating thereto. No changes are being made hereby to the existing prospectuses relating to the securities to be issued from time to time by Entergy, EAI, EMI, ENOI, ETI and SERI, each of which remains a part of the Registration Statement. Accordingly, such existing prospectuses are not included in this Post-Effective Amendment No. 3. Pursuant to Rule 462(e) under the Securities Act, this Post-Effective Amendment shall become effective immediately upon filing with the Securities and Exchange Commission.

Each offering of securities made by ELL under the Registration Statement will be made pursuant to the prospectus filed herein, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement. Each offering of securities made by Entergy, EAI, EMI, ENOI, ETI or SERI under the Registration Statement will be made pursuant to the applicable existing prospectus relating to the securities to be issued from time to time by such registrant, initially filed with Registration Statement Nos. 333-190911, 333-190911-02, 333-190911-03, 333-190911-04, 333-190911-05 and 333-190911-06.

This Post-Effective Amendment is separately filed by Entergy, EAI, ELL, EMI, ENOI, ETI and SERI on a combined basis. As to each registrant, the Registration Statement consists solely of the prospectus of such registrant (including the documents incorporated therein by reference), and the information set forth in Part II of the Registration Statement that is applicable to such registrant. No registrant makes any representation as to the information relating to the other registrants, except to the extent that such information is included in the portion of the Registration Statement relating to such registrant.

PROSPECTUS

COLLATERAL TRUST MORTGAGE BONDS

ENTERGY LOUISIANA, LLC
4809 Jefferson Highway
Jefferson, Louisiana 70121
Telephone (504) 576-4000

We -

o	may periodically offer our collateral trust mortgage bonds in one or more series; and

o	will determine the price and other terms of each series of collateral trust mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.

The Collateral Trust Mortgage Bonds -

o
will be secured by a lien on substantially all of our tangible electric and gas utility property in Louisiana, our franchises, permits and licenses that are transferable and necessary for the operation of such property and our recorded easements and rights of way;

o	will have the benefit of the first mortgage lien securing first mortgage bonds that we have issued to the trustee as the basis for issuing collateral trust mortgage bonds; and

o	will not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.

You -

o	will receive interest payments in the amounts and on the dates specified in an accompanying prospectus supplement.

This prospectus may be used to offer and sell series of collateral trust mortgage bonds only if accompanied by the prospectus supplements for those series. We will provide the specific information for those offerings and the specific terms of those collateral trust mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________

Investing in the collateral trust mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 2.
_________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________

We may offer the collateral trust mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of collateral trust mortgage bonds.

The date of this prospectus is November 24, 2015.

RISK FACTORS

Investing in the collateral trust mortgage bonds involves certain risks. In considering whether to purchase the collateral trust mortgage bonds being offered (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our annual report on Form 10-K for the year ended December 31, 2014, and our quarterly reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015, which are each incorporated by reference in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information” in making your investment decision.

For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

ENTERGY LOUISIANA, LLC

We are a limited liability company organized under the laws of the State of Texas and, as of October 1, 2015, the successor by merger to the regulated utility operations of the Texas limited liability companies Entergy Gulf States Louisiana, LLC and Entergy Louisiana, LLC (“Old Entergy Louisiana”), each formerly a public utility company providing services to customers in the State of Louisiana. We are the successor issuer to Old Entergy Louisiana pursuant to Rule 12g-3(a) and Rule 15d-5(a) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 414(a) under the Securities Act. Our principal executive offices are located at 4809 Jefferson Highway, Jefferson, Louisiana 70121. Our telephone number is 1-504-576-4000. We are a public utility company engaged in the generation, distribution and sale of electric energy to approximately 1,064,000 customers in the State of Louisiana. We also purchase and retail natural gas to approximately 93,500 customers in the Baton Rouge, Louisiana area.

All of our common membership interests are owned by Entergy Utility Holding Company, LLC, an intermediate holding company all of whose common membership interests are owned indirectly by Entergy Corporation. The other major public utilities owned, directly or indirectly, by Entergy Corporation are Entergy Arkansas, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc. and Entergy

Texas, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station (“Grand Gulf”).

Capacity and energy from Grand Gulf are allocated among Entergy Arkansas, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc. and us under a unit power sales agreement. Our allocated share of Grand Gulf’s capacity and energy, together with related costs, is 14%. Payments we make under the unit power sales agreement are generally recovered through rates set by the Louisiana Public Service Commission, which regulates our electric service, rates and charges. We are also subject to regulation by the Federal Energy Regulatory Commission.
Other subsidiaries of Entergy Corporation from which we buy services include Entergy Services, Inc. (“ESI”), an administrative services company, and Entergy Operations, Inc., a nuclear management services company. ESI is also acting as agent for us and certain of our affiliates in procuring nuclear fuel and related services on a centralized basis.

The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and therefore, are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at http://www.sec.gov. You may read and copy any document that we file with the SEC at the SEC’s public reference room located at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549-1004.

You may call the SEC at 1-800-732-0330 for more information about the public reference room and how to request documents.

The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:

1.     Old Entergy Louisiana’s annual report on Form 10-K for the year ended December 31, 2014;

2.     Old Entergy Louisiana’s quarterly reports on Form 10-Q for the quarters ended March 31, 2015, and June 30, 2015;

3.     our quarterly report on Form 10-Q for the quarter ended September 30, 2015;

4.     Old Entergy Louisiana’s current reports on Form 8-K dated June 12, 2015 (filed June 18, 2015), and September 1, 2015 (filed September 3, 2015); and

5.     our current reports on Form 8-K dated September 14, 2015 (filed October 1, 2015), October 1, 2015 (filed October 6, 2015), October 30, 2015 (filed November 3, 2015), and November 23, 2015 (filed November 23, 2015).

You may access a copy of any or all of these filings, free of charge, at our website, which is located at http:// www.entergy.com, or by writing or calling us at the following address:

Ms. Dawn A. Balash
Assistant Secretary
Entergy Louisiana, LLC
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755

You may also direct your requests via e-mail to dbalash@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not, nor have any underwriters, dealers or agents, authorized anyone else to provide you with different information about us or the New Bonds. We are not, nor are any underwriters, dealers or agents, making an offer of the New Bonds in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents or that the documents incorporated by reference in this prospectus or any accompanying prospectus supplement are accurate as of any date other than the date those documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates.

RATIO OF EARNINGS TO FIXED CHARGES OF OLD ENTERGY LOUISIANA

We have calculated ratios of earnings to fixed charges pursuant to Item 503 of Regulation S-K of the SEC as follows:

Nine Months Ended September 30,		Twelve Months Ended December 31,
2015	2014	2014	2013	2012	2011	2010
3.41	3.37	3.23	3.13	2.08	1.86	3.41

“Earnings” represent the aggregate of (1) income before the cumulative effect of an accounting change, (2) taxes based on income, (3) investment tax credit adjustments-net and (4) fixed charges. “Fixed Charges” include interest (whether expensed or capitalized), related amortization and estimated interest applicable to rentals charged to operating expenses. We accrue interest expense related to unrecognized tax benefits in income tax expense and do not include it in fixed charges.

USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.

DESCRIPTION OF THE NEW BONDS

The following description sets forth the general terms and provisions of the New Bonds that we may offer by this prospectus. We will describe the particular terms of the New Bonds, and provisions that vary from those described below, in one or more prospectus supplements.
We may issue the New Bonds from time to time in the future, in one or more series, under a Mortgage and Deed of Trust dated as of November 1, 2015, as it may be amended or supplemented from time to time (the “Mortgage”), between us and The Bank of New York Mellon, as trustee (the “Trustee”). The Mortgage and forms of a supplemental indenture and officer’s certificate establishing a series of New Bonds are each filed as exhibits to the registration statement of which this prospectus forms a part. All bonds issued or to be issued under the Mortgage, including the New Bonds offered by this prospectus, are referred to herein as “Collateral Trust Mortgage Bonds.” As summarized below, the Collateral Trust Mortgage Bonds will have the benefit of the lien of two mortgage indentures (the “Class A Mortgages”) to the extent of the aggregate principal amount of first mortgage bonds (the “Class A Bonds”) issued under the Class A Mortgages held by the Trustee and the lien of the Mortgage on our Mortgaged Property (as described below). The Class A Mortgages have been filed as exhibits to the registration statement of which this prospectus forms a part.
This section of the prospectus contains a summary of all material provisions of the Mortgage and the Class A Mortgages. The Mortgage and the Class A Mortgages contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the New Bonds, the Mortgage or the Class A Mortgages. This summary is subject to and qualified in its entirety by reference to all the provisions of the Mortgage and the Class A Mortgages, including the definitions of some of the terms used in the Mortgage and the Class A Mortgages. We also include references in parentheses to some of the sections of the Mortgage. Whenever we refer to particular sections or defined terms of the Mortgage in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or into the prospectus supplement. This summary is also subject to and qualified by reference to the description of the particular terms of each series of New Bonds described in the applicable prospectus supplement or supplements. The Mortgage has been qualified under the Trust Indenture Act of 1939, and you should also refer to the Trust Indenture Act of 1939 for provisions that apply to the New Bonds.
General
The Mortgage permits us to issue Collateral Trust Mortgage Bonds from time to time subject to the limitations described under “-Issuance of Additional Collateral Trust Mortgage Bonds.” All Collateral Trust Mortgage Bonds of any one series need not be issued at the same time, and a series may be reopened for issuances of additional Collateral Trust Mortgage Bonds of that series. This means that we may from time to time, without the consent of the existing holders of the Collateral Trust Mortgage Bonds of any series, including the New Bonds, create and issue additional Collateral Trust Mortgage Bonds of a series having the same terms and conditions as the previously issued Collateral Trust Mortgage Bonds of that series in all respects, except for issue date, issue price, and, if applicable, the initial interest payment on those additional Collateral Trust Mortgage Bonds. Additional Collateral Trust Mortgage Bonds issued in this manner will be consolidated with and will form a single series with, the previously issued Collateral Trust Mortgage Bonds of that series. For more information, see the discussion below under “-Issuance of Additional Collateral Trust Mortgage Bonds.”
Terms of Specific Series of the New Bonds
A prospectus supplement and any supplemental indenture, board resolution or officer’s certificate relating to any series of New Bonds being offered by this prospectus will include specific terms relating to that offering. These terms will include some or all of the following terms that apply to that series:

·	the title of the New Bonds;
·	any limit upon the total principal amount of the New Bonds;
·	the date on which the New Bonds will mature;
·	the dates, or the method to determine the dates, on which the principal of the New Bonds will be payable and how it will be paid;
·	the interest rate or rates which the New Bonds will bear, or how the rate or rates will be determined, the interest payment dates for the New Bonds and the regular record dates for interest payments;
·	any right to extend the interest payments for, or the maturity of, the New Bonds and the duration of any such extension;
·	the percentage, if less than 100%, of the principal amount of the New Bonds that will be payable if the maturity of the New Bonds is accelerated;
·	any date or dates on which the New Bonds may be redeemed at our option and the terms, conditions and any restrictions on those redemptions;
·	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the New Bonds;
·	any additions or exceptions to the events of default or our covenants under the Mortgage;
·	any denominations in which the New Bonds will be issued if other than multiples of $1,000;
·
if payments on the New Bonds may be made in a currency or currencies other than United States dollars; and, if so, the means through which the equivalent principal amount of any payment in United States dollars is to be determined for any purpose;

·	any terms pursuant to which the New Bonds may be converted into or exchanged for other securities of ours or of another entity;
·	any additional collateral security for the New Bonds that is not part of the Mortgaged Property; and
·	any other terms of the New Bonds not inconsistent with the terms of the Mortgage.
(Mortgage, Section 301.)
As of November 23, 2015, we did not have any Collateral Trust Mortgage Bonds outstanding. We may sell New Bonds at a discount below their principal amount. United States federal income tax considerations applicable to New Bonds sold at an original issue discount will be described in the applicable prospectus supplement if we sell New Bonds at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any New Bonds denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell New Bonds denominated or payable in a currency or currency unit other than United States dollars.
Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the Mortgage will not afford holders of New Bonds protection in the event of a highly-leveraged or a change of control transaction involving us.

Redemption
We will set forth any terms for the redemption of New Bonds of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to New Bonds redeemable at the option of the holder of those New Bonds, New Bonds will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. (Mortgage, Section 504.) Unless the New Bonds are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “-Book-Entry Only Securities”), if less than all of the New Bonds of any series or any tranche thereof are to be redeemed, the Trustee will select the New Bonds to be redeemed. In the absence of any provision for selection, the Trustee will select such New Bonds by lot. (Mortgage, Section 503.)
Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, New Bonds will cease to bear interest on the redemption date. (Mortgage, Section 505.) Unless otherwise specified in the applicable prospectus supplement, we will pay the redemption price and any accrued interest to the redemption date upon surrender of any New Bond for redemption. (Mortgage, Section 505.) If only part of a New Bond is redeemed, the Trustee will deliver to the holder of the New Bond a new New Bond of the same series for the remaining portion at our expense. (Mortgage, Section 506.)
Unless otherwise specified in the applicable prospectus supplement, we may make any redemption at our option conditional upon the receipt by the paying agent, on or prior to the date fixed for such redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the New Bonds. (Mortgage, Section 504.)
Payment and Paying Agents
Except as may be provided in the applicable prospectus supplement, interest, if any, on each New Bond payable on any interest payment date will be paid to the person in whose name that New Bond is registered at the close of business on the regular record date for that interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any New Bond, the defaulted interest may be paid to the holder of that New Bond as of the close of business on a date between 10 and 15 days before the date proposed by us for payment of the defaulted interest (and not less than 10 days after the Trustee receives notice of our proposal) or in any other manner permitted by any securities exchange on which that New Bond may be listed, if the Trustee finds it practicable. (Mortgage, Section 307.)
Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest on the New Bonds at maturity will be payable upon presentation of the New Bonds at the corporate trust office of The Bank of New York Mellon in The City of New York, as our paying agent. However, we may choose to make payment of interest by check mailed to the address of the persons entitled to payment as they may appear or have appeared in the security register for the New Bonds. We may change the place of payment on the New Bonds, appoint one or more additional paying agents (including us) and remove any paying agent, all at our discretion. (Mortgage, Section 702.)
As long as the New Bonds are registered in the name of DTC, or its nominee, as described under “-Book-Entry Only Securities,” payments of principal, premium, if any, and interest will be made to DTC for subsequent disbursement to beneficial owners of the New Bonds.

Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, and subject to restrictions related to the issuance of New Bonds through DTC’s book-entry system as described under “-Book-Entry Only Securities,” the transfer of New Bonds may be registered, and New Bonds may be exchanged for other New Bonds of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the Trustee in The City of New York. (Mortgage, Section 305.) We may, upon prompt written notice to the Trustee and the holders of the New Bonds, designate one or more additional places, or change the place or places previously designated, for registration of transfer and exchange of the New Bonds. (Mortgage, Section 702.) No service charge will be made for any registration of transfer or exchange of the New Bonds. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration of transfer or exchange of the New Bonds. We will not be required to execute or to provide for the registration, transfer or exchange of any New Bond

·	during the 15 days before an interest payment date;
·	during the 15 days before giving any notice of redemption; or
·	selected for redemption except the unredeemed portion of any New Bond being redeemed in part.
(Mortgage, Section 305.)
Security
The Mortgage imposes a lien on all of our tangible electric and gas utility property located in Louisiana, whether real, personal or mixed, together with our franchises, permits and licenses that are transferable and necessary for the operation of such property and our recorded easements and rights of way, other than Excepted Property (as defined below) and subject to Permitted Liens (as defined below). These properties are sometimes referred to as our “Mortgaged Property.”
The New Bonds will have the benefit of: (1) the first mortgage lien of each Class A Mortgage on the part of the Mortgaged Property covered thereby, as described below, to the extent of the aggregate principal amount of Class A Bonds issued under such Class A Mortgage held by the Trustee, subject to liens permitted under such Class A Mortgage, and (2) the first mortgage lien of the Mortgage on any of our Mortgaged Property that is not subject to the lien of any Class A Mortgage, subject to Permitted Liens. In addition, the New Bonds will have the benefit of a second mortgage lien on all of our Mortgaged Property that is subject to the lien of a Class A Mortgage, subject to Permitted Liens. At the date of this prospectus, all of the Mortgaged Property is subject to the lien of one or the other of the Class A Mortgages. To the extent that any Class A Bonds do not bear interest, which is permissible under the Mortgage, holders of the Collateral Trust Mortgage Bonds will not have the benefit of the lien of the related Class A Mortgage in respect of an amount equal to the accrued interest, if any, on the related Collateral Trust Mortgage Bonds (but would have the benefit of the first mortgage lien of the related Class A Mortgage in respect of an amount equal to the principal of the related Collateral Trust Mortgage Bonds and the benefit of the second mortgage lien of the Mortgage in respect of an amount equal to the principal of, and any accrued interest or premium on, the related Collateral Trust Mortgage Bonds).
Class A Bonds
Class A Bonds are first mortgage bonds issued and outstanding under either of our Class A Mortgages. We currently have two Class A Mortgages: our Indenture of Mortgage dated September 1, 1926 (as restated, amended and supplemented, the “EGSL Mortgage”) and our Mortgage and Deed of Trust dated as of April 1, 1944 (as amended and supplemented, the “ELL Mortgage”). The Class A Bonds issued under the ELL Mortgage are and will be secured by a first mortgage lien (subject to liens permitted by the

ELL Mortgage) on substantially all of our Mortgaged Property that was owned by us just before the merger of Entergy Gulf States Power, LLC (“EGSP LLC”) into us on October 1, 2015, together with replacements, additions and extensions of or to such property acquired by us. The Class A Bonds issued under the EGSL Mortgage are and will be secured by a first mortgage lien (subject to liens permitted by the EGSL Mortgage) on substantially all of our Mortgaged Property that was owned by EGSP LLC just before its merger into us, together with substitutions, replacements, additions and extensions of or to such property acquired by us. Neither Class A Mortgage will cover additional property acquired by us after the date of the aforesaid merger except property that constitutes a replacement, addition or extension of the property covered by such Class A Mortgage. If we merge or consolidate with an entity that has a first mortgage indenture on its property, we may designate that mortgage indenture as an additional Class A Mortgage.
If the Trustee holds all of the Class A Bonds outstanding under a particular Class A Mortgage, we may discharge that Class A Mortgage, and the lien of the Mortgage will become a first mortgage lien on the Mortgaged Property that was subject to that Class A Mortgage, subject only to Permitted Liens. As of October 31, 2015, we had approximately $3,447 million principal amount of Class A Bonds outstanding under the ELL Mortgage and approximately $1,479 million principal amount of Class A Bonds outstanding under the EGSL Mortgage.
Permitted Liens
The lien of the Mortgage is subject to permitted liens described in the Mortgage (the “Permitted Liens”). These Permitted Liens include, among others,

·	liens existing at November 1, 2015 (the “Execution Date”) that have not been discharged, including the liens of the Class A Mortgages;
·
as to property acquired by us after the Execution Date, liens existing or placed on such property at the time we acquire such property, including the liens of any Class A Mortgages and any purchase money liens;

·
tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days notice has not been given to our general counsel or to such other person designated by us to receive such notices;

·
Mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days notice has not been given to our general counsel or to such other person designated by us to receive such notices;

·	specified judgment liens and prepaid liens;
·	easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, our property;
·	liens securing indebtedness or other obligations relating to real property we acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way;
·	specified leases and leasehold, license, franchise and permit interests;
·	liens resulting from law, rules, regulations, orders or rights of Governmental Authorities and specified liens required by law or governmental regulations;
·	liens to secure public or statutory obligations;
·	rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property;
·	rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those Persons in the property;
·	restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation; and
·	liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.

(Mortgage, Granting Clauses and Section 101.)
The Mortgage provides that the Trustee will have a lien, prior to the lien on the Mortgaged Property securing the New Bonds, for the payment of its reasonable compensation and expenses and for indemnity against specified liabilities. (Mortgage, Section 1007.) This lien would be a Permitted Lien under the Mortgage.
The first mortgage liens of the Class A Mortgages are subject to similar, although not identical, permitted liens.
Excepted Property
The lien of the Mortgage does not cover, among other things, the following types of property:

·	all cash, deposit accounts, securities and all policies of insurance on the lives of our officers not paid or delivered to or deposited with or held by the Trustee or required so to be;
·
all contracts, leases, operating agreements and other agreements of all kinds and rights thereunder (other than our franchises, permits and licenses that are transferable and necessary for the operation of the Mortgaged Property), bills, notes and other instruments, revenues, income and earnings, all accounts, accounts receivable, rights to payment, payment intangibles and unbilled revenues, rights created by statute or governmental action to bill and collect revenues or other amounts from customers or others, credits, claims, demands and judgments;

·
all governmental and other licenses, permits, franchises, consents and allowances (other than our franchises, permits and licenses that are transferable and necessary for the operation of Mortgaged Property);

·	all unrecorded easements and rights of way;
·	all intellectual property rights and other general intangibles;
·	all vehicles, movable equipment, aircraft and vessels and all parts, accessories and supplies used in connection with any of the foregoing;
·	all personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code in effect where we are organized;
·
all merchandise and appliances acquired for the purpose of resale in the ordinary course and conduct of our business, any nuclear fuel and all fuel, materials and supplies held for consumption in use or operation of any of our properties or held in advance of use thereof for fixed capital purposes;

·
all electric energy and capacity, gas, steam and other materials and products generated, manufactured, produced or purchased by us for sale, distribution or use in the ordinary course and conduct of our business;

·
all property that is the subject of a lease agreement designating us as lessee, and all our right, title and interest in and to the property and in, to and under the lease agreement, whether or not the lease agreement is intended as security; and the last day of the term of any lease or leasehold which may become subject to the lien of the Mortgage;

·
all property, real, personal and mixed, that has been released from the lien of any Class A Mortgage, whether before or after the Execution Date, and any improvements, extensions and additions to such property and renewals, replacements, substitutions of or for any parts thereof;

·	all timber, minerals, mineral rights and royalties;
·
all natural gas wells, natural gas leases, natural gas lines or other property used in the production of natural gas or in the transmission of natural gas up to the point of connection with any gas distribution system owned by us (other than any transmission system or systems used for the transmission of natural gas between any gas distribution systems owned by us); and

·
all property, real, personal and mixed, that, after the Execution Date, has been released from the lien of the Mortgage, and any improvements, extensions and additions to such property and renewals, replacements, substitutions of or for any parts thereof.

We sometimes refer to property of ours not covered by the lien of the Mortgage as “Excepted Property.” (Mortgage, Granting Clauses.)
The Class A Mortgages have similar, although not identical, exceptions to the property subject thereto.

Funded Property
The Mortgaged Property that is owned by us at any particular time is sometimes referred to as “Property Additions.” Property Additions will be or become funded property:

·	when designated by us to be funded in connection with the discharge of a Class A Mortgage; or
·	when used under the Mortgage for the issuance of Collateral Trust Mortgage Bonds, the release or retirement of funded property, or the withdrawal of funded cash deposited with the Trustee.
(Mortgage, Section 102.)
Issuance of Additional Bonds
Issuance of Additional Collateral Trust Mortgage Bonds
Collateral Trust Mortgage Bonds of any series may be issued from time to time on the basis of:

·	the aggregate principal amount of Class A Bonds (which need not bear interest) issued to the Trustee;
·
70% of the cost or fair value to us (whichever is less) of Property Additions that do not constitute Funded Property after specified deductions and additions, primarily including adjustments to offset property retirements;

·	the aggregate principal amount of Retired Securities, as defined below; or
·	an amount of cash deposited with the Trustee.
(Mortgage, Sections 102, 1601, 1602, 1603, 1604 and 1605.)
Since all of our Mortgaged Property is currently subject to the lien of a Class A Mortgage, we expect to issue the New Bonds on the basis of an equal aggregate principal amount of Class A Bonds issued to the Trustee under one or both of the Class A Mortgages bearing the same interest rate as the corresponding New Bonds.
“Retired Securities” mean any Collateral Trust Mortgage Bonds authenticated and delivered under the Mortgage which:

·	no longer remain outstanding;
·	have not been made the basis of the authentication and delivery of Collateral Trust Mortgage Bonds, the release of Mortgaged Property or the withdrawal of funded cash; and
·	have not been paid, redeemed, purchased or otherwise retired by the application thereto of funded cash.
(Mortgage, Section 101.)
Issuance of Additional Class A Bonds
The maximum principal amount of bonds that may be issued under the ELL Mortgage is limited to $100 billion at any time outstanding under the ELL Mortgage, subject to property additions, earnings and other limitations of the ELL Mortgage. Class A Bonds may be issued from time to time under the ELL Mortgage on the basis of:

·	80% of the cost or fair value, whichever is less, of unfunded property additions after adjustments to offset retirements;
·	retirements of bonds issued under the ELL Mortgage or qualified lien bonds; or
·	deposit of cash with the trustee under the ELL Mortgage.
Property additions under the ELL Mortgage generally include the Mortgaged Property that was acquired by us after December 31, 1943 and was owned by us just before the merger of EGSP LLC into us, together with replacements, additions and extensions of or to such property acquired by us. Unfunded property additions are generally those that have not been used under the ELL Mortgage to issue bonds, release property, withdraw cash or replace retired property that has been used for such purposes.
Class A Bonds may be issued from time to time under the EGSL Mortgage, subject to the limitation that the aggregate principal amount of bonds issued under the EGSL Mortgage at any one time outstanding shall not exceed $100 billion, on the basis of:

·	an amount not exceeding 60% of available net additions;
·	available debt retirements of bonds and/or refundable indebtedness under the EGSL Mortgage; or
·	the deposit of cash with the trustee under the EGSL Mortgage.
Net additions under the EGSL Mortgage generally include the Mortgaged Property that was owned by EGSP LLC just before its merger into us, together with substitutions, replacements, additions and extensions of or to such property acquired by us. Available net additions are generally net additions that have not been used under the EGSL Mortgage to issue bonds, release property, withdraw cash or replace retired property that has been used for such purposes.
As a condition to the authentication and delivery of bonds under each Class A Mortgage on the basis of property additions and (with certain exceptions) on the basis of retired bonds, qualified lien bonds and/or refundable indebtedness, the Company’s net earnings (as defined in the particular Class A Mortgage) for a recent period of twelve consecutive calendar months must have been at least twice the annual interest requirements on all bonds outstanding under that Class A Mortgage including the new bonds.
As of September 30, 2015, we could have issued approximately $759 million principal amount of Class A Bonds under the ELL Mortgage on the basis of retired bonds, and we had approximately $2,200 million of unfunded property additions, entitling us to issue approximately $1,776 million principal amount of additional Class A Bonds under the ELL Mortgage on the basis of property additions (in each case, assuming such additional Class A Bonds do not bear interest). As of September 30, 2015, we could have issued approximately $712 million in principal amount of Class A Bonds under the EGSL Mortgage on the basis of available debt retirements, and we had approximately $2,358 million of available net additions, entitling us to issue approximately $1,415 million in principal amount of Class A Bonds under the EGSL Mortgage on the basis of available net additions (in each case, assuming such additional Class A Bonds do not bear interest). If the Mortgage had been in effect as of September 30, 2015, we could have issued approximately $4,662 million in principal amount of Collateral Trust Mortgage Bonds on the basis of Class A Bonds.
We have reserved the right to amend the ELL Mortgage without any consent or other action by the holders of any bonds issued under the ELL Mortgage created on or after May 31, 2013 to remove the net earnings test contained therein. In addition, each initial and future holder of Class A Bonds issued under the ELL Mortgage (including the Trustee under the Mortgage), by its acquisition of an interest in such Class A Bonds, will irrevocably (a) consent to the amendment to the ELL Mortgage to remove the net earnings test without any further action and (b) designate the trustee under the ELL Mortgage as its proxy with irrevocable instructions to vote in favor of such amendment or to deliver a written consent thereto.

We have reserved the right to amend the EGSL Mortgage without any consent or other action by the holders of any bonds issued under the EGSL Mortgage created on or after July 1, 2014 to remove the earnings coverage test contained therein. In addition, each initial and future holder of Class A Bonds issued under the EGSL Mortgage (including the Trustee under the Mortgage), by its acquisition of an interest in such Class A Bonds, will irrevocably (a) consent to the amendment to the EGSL Mortgage to remove the net earnings test without any further action and (b) designate the trustee under the EGSL Mortgage as its proxy with irrevocable instructions to vote in favor of such amendment or to deliver a written consent thereto.
Release of Property
Special Release Provision - While Class A Mortgage is in Effect
Unless an event of default under the Mortgage has occurred and is continuing, we may obtain the release from the lien of the Mortgage of any Mortgaged Property that is subject to a Class A Mortgage by obtaining the release of that property from the applicable Class A Mortgage. (Mortgage, Section 1808.)

Release of Property from Class A Mortgages
Properties subject to the lien of the ELL Mortgage may be released on the bases of:

·	the deposit of cash or purchase money mortgages;
·	property additions, after adjustments in certain cases to offset retirements and after making adjustments for qualified lien bonds, if any, outstanding against property additions; and
·
(i) the aggregate principal amount of bonds that we would be entitled to issue under the ELL Mortgage on the basis of retired qualified lien bonds; or (ii) 10/6ths of the aggregate principal amount of bonds that we would be entitled to issue under the ELL Mortgage on the basis of retired bonds that were issued prior to June 9, 2010; or (iii) 10/8ths of the aggregate principal amount of bonds that we would be entitled to issue under the ELL Mortgage on the basis of retired bonds that were issued after June 9, 2010; in each case with the entitlement being waived by operation of the release.

Properties subject to the lien of the EGSL Mortgage may be released on the bases of:

·	the deposit of cash or, within certain limits, purchase money obligations and, in certain cases, governmental or municipal obligations;
·	the deposit of the proceeds of such properties with the holder of a prior lien;
·	available net additions; and
·	available debt retirements of bonds or refundable indebtedness under the EGSL Mortgage.
General Release Provisions
Unless an event of default under the Mortgage has occurred and is continuing, we may obtain the release from the lien of the Mortgage of any Mortgaged Property, except for funded cash, upon delivery to the Trustee of an amount in cash equal to the amount, if any, as calculated by us, by which the lower of the cost or fair value of the property to be released exceeds the aggregate of:

·	an amount equal to the aggregate principal amount of any obligations secured by purchase money liens upon the property to be released and delivered to the Trustee;
·
an amount equal to the cost or fair value to us (whichever is less) of Property Additions not constituting Funded Property after specified deductions and additions, primarily including adjustments to offset property retirements (except that these adjustments need not be made if the Property Additions were acquired, made or constructed within the 90-day period preceding the release);

·
10/7ths of the aggregate principal amount of Collateral Trust Mortgage Bonds that we would be entitled to issue on the basis of Retired Securities or Class A Bonds (with such entitlement being waived by operation of the release);

·
any amount in cash and/or an amount equal to the aggregate principal amount of any obligations secured by purchase money liens delivered to a holder of a prior lien on Mortgaged Property in consideration for the release of such Mortgaged Property from such prior lien; and

·	any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released.
(Mortgage, Section 1803.)
Unless an event of default under the Mortgage has occurred and is continuing, we may obtain the release from the lien of the Mortgage of any part of the Mortgaged Property or any interest therein, which does not constitute funded property or funded cash held by the Trustee, without depositing any cash or property with the Trustee as long as (a) the aggregate amount of cost or fair value to us (whichever is less) of all Property Additions which do not constitute funded property (excluding the property to be released) after specified deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or (b) the cost or fair value (whichever is less) of property to be released does not exceed the aggregate amount of the cost or fair value to us (whichever is less) of Property Additions acquired, made or constructed within the 90-day period preceding the release. (Mortgage, Section 1804.)
The Mortgage provides simplified procedures for the release of Mortgaged Property with an aggregate cost or fair value (whichever is less) of up to the greater of $10 million or 3% of the sum of outstanding Collateral Trust Mortgage Bonds and Class A Bonds (other than Class A Bonds held by the Trustee) during a calendar year and for the release of Mortgaged Property taken or sold in connection with the power of eminent domain; the Mortgage also provides for dispositions of certain obsolete or unnecessary Mortgaged Property and for grants or surrender of certain easements, leases or rights of way without any release or consent by the Trustee. (Mortgage Sections 1802, 1805 and 1807.)
If we retain any interest in any property released from the lien of the Mortgage, the Mortgage will not become a lien on that property or the interest in that property or any improvements, extensions or additions to, or any renewals, replacements or substitutions of or for, any part or parts of that property unless we subject that property to the lien of the Mortgage. (Mortgage, Section 1810.)
The Mortgage also provides that we may terminate, abandon, surrender, cancel, release, modify or dispose of any of our franchises, permits or licenses that are Mortgaged Property without any consent of the Trustee or the holders of outstanding Collateral Trust Mortgage Bonds, provided that such action is, in our opinion, necessary, desirable or advisable in the conduct of our business. In addition, the Mortgage provides that, if any of our franchises, permits or licenses that are Mortgaged Property because they are necessary for the operation of other Mortgaged Property cease to be necessary, in our opinion, for the operation of the Mortgaged Property, such franchises, permits or licenses shall automatically cease to be Mortgaged Property without any release or consent, or report to, the Trustee. (Mortgage, Section 1802.)

Withdrawal of Cash
Unless an event of default under the Mortgage has occurred and is continuing, and subject to specified limitations, cash held by the Trustee may generally, (1) be withdrawn by us (a) to the extent of the cost or fair value to us (whichever is less) of Property Additions not constituting Funded Property, after specified deductions and additions, primarily including adjustments to offset retirements (except that these adjustments need not be made if the Property Additions were acquired, made or constructed within the 90-day period preceding the withdrawal) or (b) in an amount equal to the aggregate principal amount of Collateral Trust Mortgage Bonds that we would be entitled to issue on the basis of Retired Securities or Class A Bonds (with the entitlement to the issuance being waived by operation of the withdrawal) or (c) in an amount equal to the aggregate principal amount of any outstanding Collateral Trust Mortgage Bonds delivered to the Trustee (with the Collateral Trust Mortgage Bonds being cancelled by the Trustee), or (2) upon our request, be applied to (a) the purchase of Collateral Trust Mortgage Bonds or (b) the payment (or provision for payment) at stated maturity of any Collateral Trust Mortgage Bonds or the redemption (or provision for payment) prior to stated maturity of any Collateral Trust Mortgage Bonds which are redeemable. (Mortgage, Section 1806.)
Satisfaction and Discharge of New Bonds
The New Bonds, or any portion of the New Bonds, will be deemed paid and no longer outstanding under the Mortgage and we can be discharged from our obligations on such New Bonds, or such portion of the New Bonds, if we irrevocably deposit with the Trustee or any paying agent, other than us, sufficient cash or government securities to pay the principal, any interest, any premium and any other sums when due on such New Bonds, or such portion of the New Bonds, on the stated maturity date or a redemption date of such New Bonds, or such portion of the New Bonds (Mortgage, Section 801) and upon the satisfaction of any additional conditions specified in the supplemental indenture, Board resolution or officer’s certificate establishing each series of New Bonds.
Consolidation, Merger and Conveyance of Assets
Under the terms of the Mortgage, we may not consolidate with or merge into any other entity or convey, transfer or lease as, or substantially as, an entirety to any entity the Mortgaged Property, unless:

·
the surviving or successor entity, or an entity which acquires by conveyance or transfer or which leases our Mortgaged Property as, or substantially as, an entirety, is organized and validly existing under the laws of any domestic jurisdiction, and it expressly assumes our obligations on all Collateral Trust Mortgage Bonds then outstanding and under the Mortgage and confirms the lien of the Mortgage on the Mortgaged Property (as constituted immediately prior to the time such transaction becomes effective), including subjecting to the lien of the Mortgage all property thereafter acquired by the successor entity that constitutes an improvement, extension or addition to the Mortgaged Property (as so constituted) or a renewal, replacement or substitution of or for any part thereof, but only to the extent that such improvement, extension or addition is so affixed or attached to real property as to be regarded a part of such real property or is an improvement, extension or addition to personal property that is made to maintain, renew, repair or improve the function of such personal property and is physically installed in or affixed to such personal property;

·
in the case of a lease, such lease is made expressly subject to termination by us or by the Trustee and by the purchaser of the property so leased at any sale thereof at any time during the continuance of an event of default under the Mortgage;

·	we shall have delivered to the Trustee an officer’s certificate and an opinion of counsel as provided in the Mortgage; and
·
immediately after giving effect to such transaction (and treating any debt that becomes an obligation of the successor entity as a result of such transaction as having been incurred by the successor entity at the time of such transaction), no event of default under the Mortgage, or event which, after notice or lapse of time or both, would become an event of default under the Mortgage, shall have occurred and be continuing.

(Mortgage, Section 1201.) In the case of the conveyance or other transfer of the Mortgaged Property as, or substantially as, an entirety to any other person, upon the satisfaction of all the conditions described above, we would be released and discharged from all our obligations and covenants under the Mortgage and on the Collateral Trust Mortgage Bonds then outstanding unless we elect to waive such release and discharge. (Mortgage, Section 1204.)
The Mortgage does not prevent or restrict:

·
any conveyance or other transfer, or lease, of any part of the Mortgaged Property that does not constitute the entirety, or substantially the entirety, of the Mortgaged Property; or (Mortgage, Section 1205.)

·
any conveyance, transfer or lease of any of our properties where we retain Mortgaged Property with a fair value in excess of 143% of the aggregate principal amount of all outstanding Collateral Trust Mortgage Bonds, and any other outstanding debt secured by a Class A Mortgage or a purchase money lien that ranks equally with, or senior to, the Collateral Trust Mortgage Bonds with respect to the Mortgaged Property (other than Class A Bonds held by the Trustee). This fair value will be determined within 90 days of the conveyance, transfer or lease by an independent expert that we select. (Mortgage, Section 1206.)

Although the successor entity may, in its sole discretion, subject to the lien of the Mortgage property then owned or thereafter acquired by the successor entity, the lien of the Mortgage generally will not cover the property of the successor entity other than the property it acquires from us and improvements, extensions and additions to such property and renewals, replacements and substitutions thereof, within the meaning of the Mortgage, as described above. (Mortgage, Section 1203)
The terms of the Mortgage do not restrict mergers in which we are the surviving entity. (Mortgage, Section 1205.) A statutory merger pursuant to which our assets and liabilities are allocated to one or more entities shall not be considered to be a merger subject to the provisions of the Mortgage described above unless all of our assets and liabilities are allocated to an entity other than us and we do not survive such statutory merger.  In all other cases of a statutory merger pursuant to which any Mortgaged Property is allocated to one or more entities other than us, each allocation of any Mortgaged Property to an entity other than us shall be deemed, for purposes of the Mortgage, to be a transfer of such Mortgaged Property to such entity and not a merger. (Mortgage, Section 1207.)
Events of Default
Events of Default under the Mortgage
“Event of default,” when used in the Mortgage with respect to Collateral Trust Mortgage Bonds, means any of the following:

·
failure to pay interest on any Collateral Trust Mortgage Bond for 30 days after it is due unless we have made a valid extension of the interest payment period with respect to such Collateral Trust Mortgage Bond as provided in the Mortgage;

·
failure to pay the principal of or any premium on any Collateral Trust Mortgage Bond when due unless we have made a valid extension of the maturity of such Collateral Trust Mortgage Bond as provided in the Mortgage;

·
failure to perform or breach of any other covenant or warranty in the Mortgage that continues for 90 days after we receive written notice from the Trustee, or we and the Trustee receive written notice from the holders of at least 33% in aggregate principal amount of the outstanding Collateral Trust Mortgage Bonds, unless the Trustee, or the Trustee and the holders of a principal amount of Collateral Trust Mortgage Bonds not less than the principal amount of Collateral Trust Mortgage Bonds the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the holders of such principal amount of Collateral Trust Mortgage Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by us within such period and is being diligently pursued;

·	events of our bankruptcy, insolvency or reorganization as specified in the Mortgage;
·
so long as the Trustee holds any Class A Bonds under the Mortgage corresponding to outstanding Collateral Trust Mortgage Bonds, any matured event of default under the applicable Class A Mortgage resulting in acceleration of such Class A Bonds; provided that any cure or waiver of such event of default and any rescission or annulment of such acceleration under the applicable Class A Mortgage shall constitute a cure, waiver, rescission or annulment under the Mortgage; or

·	any other event of default included in any supplemental indenture, board resolution or officer’s certificate establishing a series of Collateral Trust Mortgage Bonds.
(Mortgage, Sections 301, 901 and 1301.)
The Trustee is required to give notice of any default under the Mortgage known to the Trustee in the manner and to the extent required to do so by the Trust Indenture Act of 1939, unless such default shall have been cured or waived. However, in the case of any default of the character specified in the third bullet in the preceding paragraph, no such notice to holders of the Collateral Trust Mortgage Bonds shall be given until at least 60 days after the occurrence thereof. The Trustee shall give to the trustee under each Class A Mortgage a copy of each notice of default given to the holders of Collateral Trust Mortgage Bonds. In addition, the Trustee shall give to the holders of Collateral Trust Mortgage Bonds copies of each notice of default under any Class A Mortgage given to the Trustee in its capacity as owner and holder of Class A Bonds under that Class A Mortgage. (Mortgage, Section 1002.)
So long as the Trustee holds any Class A Bonds under the Mortgage corresponding to outstanding Collateral Trust Mortgage Bonds, such Class A Bonds shall be redeemed by us, in whole at any time, or in part from time to time, at a redemption price equal to the principal amount thereof, upon receipt by the trustee under the related Class A Mortgage of a written notice from the Trustee to us and such trustee stating that an Event of Default under the Mortgage has occurred and is continuing and that, as a result, there is due and payable a specified amount with respect to such Collateral Trust Mortgage Bonds, for the payment of which the Trustee has not received funds and specifying the principal amount of such Class A Bonds to be redeemed.
Events of Default under the Class A Mortgages
Events of default under the existing Class A Mortgages include default in payment of principal or premium, if any, when due; default, for 60 days under the ELL Mortgage and 30 days under the EGSL Mortgage, in the payment of interest; certain events of bankruptcy, insolvency or reorganization; and default in other covenants for 90 days after notice by the trustee or the holders of a specified percentage of bonds outstanding under the applicable Class A Mortgage.

Remedies
If an event of default under the Mortgage occurs and is continuing, then the Trustee, by written notice to us, or the holders of at least 33% in aggregate principal amount of the outstanding Collateral Trust Mortgage Bonds, by written notice to us and the Trustee, may declare the principal amount of all of the Collateral Trust Mortgage Bonds to be due and payable immediately, and upon our receipt of such notice, such principal amount, together with premium, if any, and accrued and unpaid interest will become immediately due and payable.
At any time after such a declaration of acceleration has been made but before any sale of the Mortgaged Property and before a judgment or decree for payment of the money due has been obtained by the Trustee, the event of default under the Mortgage giving rise to such declaration of acceleration will be considered cured, and such declaration and its consequences will be considered rescinded and annulled, if:

·	we have paid or deposited with the Trustee a sum sufficient to pay:
(1) all overdue interest on all outstanding Collateral Trust Mortgage Bonds;
(2) the principal of and premium, if any, on the outstanding Collateral Trust Mortgage Bonds that have become due otherwise than by such declaration of acceleration and overdue interest thereon;
(3) interest on overdue interest, if any, to the extent lawful; and
(4) all amounts due to the Trustee under the Mortgage; and

·	any other event of default under the Mortgage with respect to the Collateral Trust Mortgage Bonds has been cured or waived as provided in the Mortgage.
(Mortgage, Section 902.)
There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.
Subject to the Mortgage, under specified circumstances and to the extent permitted by law, if an event of default under the Mortgage occurs and is continuing, the Trustee has the power to appoint a receiver for the Mortgaged Property, and is entitled to all other remedies available to mortgagees and secured parties under the Uniform Commercial Code or any other applicable law. (Mortgage, Section 916.) In addition, the Trustee may exercise any right or remedy available to the Trustee as a holder of Class A Bonds which arises as a result of a default or event of default under any Class A Mortgage. (Mortgage, Section 917.)
Other than its duties in case of an event of default under the Mortgage, the Trustee is not obligated to exercise any of its rights or powers under the Mortgage at the request, order or direction of any of the holders, unless the holders offer the Trustee an indemnity satisfactory to it. (Mortgage, Section 1003.) If an event of default under the Mortgage has occurred and is continuing and they provide this indemnity, the holders of a majority in principal amount of the outstanding Collateral Trust Mortgage Bonds will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. The Trustee is not obligated to comply with directions that conflict with law or other provisions of the Mortgage or that could involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate. (Mortgage, Section 912.)
No holder of Collateral Trust Mortgage Bonds will have any right to institute any proceeding under the Mortgage, or any remedy under the Mortgage, unless:

·	the holder has previously given to the Trustee written notice of a continuing event of default under the Mortgage;
·
the holders of a majority in aggregate principal amount of the outstanding Collateral Trust Mortgage Bonds of all series have made a written request to the Trustee and have offered indemnity satisfactory to the Trustee to institute proceedings; and

·
the Trustee has failed to institute any proceeding for 60 days after notice and has not received during that period any direction from the holders of a majority in aggregate principal amount of the outstanding Collateral Trust Mortgage Bonds inconsistent with the written request of holders referred to above.

(Mortgage, Section 907.) However, these limitations do not apply to the absolute and unconditional right of a holder of a Collateral Trust Mortgage Bond to institute suit for payment of the principal, premium, if any, or interest on the Collateral Trust Mortgage Bond on or after the applicable due date. (Mortgage, Section 908.)
We will provide to the Trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the Mortgage. (Mortgage, Section 705.)
Modification and Waiver
Modification Without Consent
Without the consent of any holder of Collateral Trust Mortgage Bonds, we and the Trustee may enter into one or more supplemental indentures for any of the following purposes:

·	to evidence the assumption by any permitted successor of our covenants in the Mortgage and in the Collateral Trust Mortgage Bonds;
·
to add one or more covenants or other provisions for the benefit of the holders of all or any series or tranche of Collateral Trust Mortgage Bonds, or to surrender any right or power conferred upon us;

·	to add additional events of default under the Mortgage for all or any series of Collateral Trust Mortgage Bonds;
·
to change or eliminate or add any new provision to the Mortgage; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of Collateral Trust Mortgage Bonds of any series in any material respect, the change, elimination or addition will become effective only:

(1) when the consent of the holders of Collateral Trust Mortgage Bonds of such series has been obtained in accordance with the Mortgage; or
(2) when no Collateral Trust Mortgage Bonds of the affected series remain outstanding under the Mortgage;

·	to provide additional security for any Collateral Trust Mortgage Bonds;
·	to establish the form or terms of Collateral Trust Mortgage Bonds of any other series as permitted by the Mortgage;
·	to provide for the authentication and delivery of bearer securities with or without coupons;
·	to evidence and provide for the acceptance of appointment by a separate or successor Trustee or co-trustee;
·	to provide for the procedures required for us to use a noncertificated system of registration for the Collateral Trust Mortgage Bonds of all or any series;
·
to change any place where principal, premium, if any, and interest shall be payable, Collateral Trust Mortgage Bonds may be surrendered for registration of transfer or exchange, and notices and demands to us may be served;

·
to amend and restate the Mortgage as originally executed and as amended from time to time, with additions, deletions and other changes that do not adversely affect the interests of the holders of Collateral Trust Mortgage Bonds of any series in any material respect;

·
to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the Mortgage if such changes or additions will not adversely affect the interests of the holders of Collateral Trust Mortgage Bonds of any series in any material respect; or

·
to increase or decrease the maximum amount of Collateral Trust Mortgage Bonds that may be outstanding at any one time under the Mortgage to an amount that is not less than the aggregate principal amount of Collateral Trust Mortgage Bonds then outstanding.

(Mortgage, Section 1301.)
Modification and Waiver Requiring Consent
Except as provided below, the consent of the holders of a majority in aggregate principal amount of then outstanding Collateral Trust Mortgage Bonds, considered as one class, is required for all other amendments or modifications to the Mortgage. However, if less than all of the series of Collateral Trust Mortgage Bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding Collateral Trust Mortgage Bonds of all series that are directly affected, considered as one class, will be required. Notwithstanding the foregoing, no amendment or modification may be made without the consent of the holder of each directly affected Collateral Trust Mortgage Bond then outstanding to:

·
change the stated maturity of the principal of, or any installment of principal of or interest on, any Collateral Trust Mortgage Bond, or reduce the principal amount of any Collateral Trust Mortgage Bond or its rate of interest or change the method of calculating that interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Collateral Trust Mortgage Bond;

·
create any lien ranking prior to or on a parity with the lien of the Mortgage with respect to the Mortgaged Property, terminate the lien of the Mortgage on the Mortgaged Property or deprive any holder of a Collateral Trust Mortgage Bond of the benefits of the security of the lien of the Mortgage;

·
reduce the percentage in principal amount of the outstanding Collateral Trust Mortgage Bonds of any series the consent of the holders of which is required for any amendment or modification or any waiver of compliance with a provision of the Mortgage or of any default thereunder and its consequences, or reduce the requirements thereunder for a quorum or voting; or

·	modify certain provisions of the Mortgage relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the Collateral Trust Mortgage Bonds of any series.
A supplemental indenture that changes the Mortgage solely for the benefit of one or more particular series of Collateral Trust Mortgage Bonds, or modifies the rights of the holders of Collateral Trust Mortgage Bonds of one or more series, will not affect the rights under the Mortgage of the holders of the Collateral Trust Mortgage Bonds of any other series. (Mortgage, Section 1302.)
The holders of a majority in aggregate principal amount of then outstanding Collateral Trust Mortgage Bonds, considered as one class, may waive compliance by us with some restrictive provisions of the Mortgage. (Mortgage, Section 706.) The holders of a majority in principal amount of then outstanding Collateral Trust Mortgage Bonds may waive any past default under the Mortgage, except a default in the payment of principal, premium, if any, or interest on any outstanding Collateral Trust Mortgage Bonds and certain covenants and provisions of the Mortgage that cannot be modified or amended without the consent of the holder of each outstanding Collateral Trust Mortgage Bond of any affected series. (Mortgage, Section 913.)
The Mortgage provides that Collateral Trust Mortgage Bonds owned by us or anyone else required to make payment on the Collateral Trust Mortgage Bonds shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Mortgage, Section 101.)
We may fix in advance a record date to determine the holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or similar act of the holders, but we have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding Collateral Trust Mortgage Bonds have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding Collateral Trust Mortgage Bonds will be computed as of the record date.
Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder of any Collateral Trust Mortgage Bond will bind every future holder of that Collateral Trust Mortgage Bond and the holder of every Collateral Trust Mortgage Bond issued upon the registration of transfer of or in exchange for that Collateral Trust Mortgage Bond. A transferee will also be bound by acts of the Trustee or us in reliance thereon, whether or not notation of that action is made upon the Collateral Trust Mortgage Bond. (Mortgage, Section 106.)
Voting of Class A Bonds
The Mortgage provides that the Trustee will, as holder of Class A Bonds delivered as the basis for the issuance of Collateral Trust Mortgage Bonds, attend meetings of holders of bonds under the related Class A Mortgage, or deliver its proxy in connection with those meetings, that relate to matters with respect to which it, as a holder, is entitled to vote or consent. The Mortgage provides that, so long as no event of default under the Mortgage has occurred and is continuing and except for the rights and remedies of the Trustee in case of a default or matured event of default under a Class A Mortgage, the Trustee will, as holder of the Class A Bonds, vote or consent (without any consent or other action by the holders of the Collateral Trust Mortgage Bonds, except as described in the proviso of clause (2) below) in favor of any amendments or modifications to the applicable Class A Mortgage as follows:

1 .
to conform any provision of a Class A Mortgage in all material respects to the correlative provision of the Mortgage, to add to a Class A Mortgage any provision not otherwise contained therein which conforms in all material respects to a provision contained in the Mortgage, to delete from a Class A Mortgage any provision to which the Mortgage contains no correlative provision and any combination of the foregoing and/or, without limiting the generality of the foregoing, to effect certain amendments included in supplemental indentures to the ELL Mortgage and the EGSL Mortgage; and/or;

2 .
with respect to any amendments or modifications to any Class A Mortgage other than those amendments or modifications referred to in clause (1) above, vote all the Class A Bonds delivered under such Class A Mortgage, or consent with respect thereto, proportionately with the vote or consent of holders of all other Class A Bonds outstanding under such Class A Mortgage the holders of which are eligible to vote or consent, as evidenced by a certificate delivered by the trustee under such Class A Mortgage; provided, however, that the Trustee will not vote in favor of, or consent to, any amendment or modification of a Class A Mortgage which, if it were an amendment or modification of the Mortgage, would require the consent of holders of Collateral Trust Mortgage Bonds as described under "Modification and Waiver," without the prior consent of holders of Collateral Trust Mortgage Bonds which would be required for an amendment or modification of the Mortgage.

(Mortgage, Section 1705.)
We may make amendments to, or eliminate some of the covenants in, the ELL Mortgage with the consent of the holders of a majority of the bonds outstanding under the ELL Mortgage considered as one class, provided that, if less than all series of such bonds are affected, only the consent of holders of a majority of such bonds of each series affected, considered as one class, is required for such modification, but no such modification shall, without the consent of the holder of any such bond affected by such modification, permit:

·	the extension of the maturity or reduction of the principal of or interest on such bond or other modification in the terms of payment of such principal or interest;
·
the creation of a lien that is prior or equal to the lien of the ELL Mortgage with respect to the mortgaged property under the ELL Mortgage or the deprivation of any non-assenting holder of such bonds of the benefit of a lien on the mortgaged property under the ELL Mortgage (subject only to excepted encumbrances as defined in the ELL Mortgage); or

·	the reduction of the percentage required for modification of the ELL Mortgage.

We may make amendments to, or eliminate some of the covenants in, the EGSL Mortgage with the consent of the holders of not less than 75% in aggregate principal amount of the bonds outstanding under the EGSL Mortgage, including not less than 60% of each series affected, but no such modification shall:

·
extend the maturity of any such bonds or reduce the rate or extend the time of payment of interest on any such bonds or reduce the amount of principal of any such bonds, or reduce any premium payable on the redemption of any such bonds, without the consent of the holder of such affected bond;

·
permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the EGSL Mortgage, without the consent of the holders of all the bonds then outstanding under the EGSL Mortgage; or

·	reduce the above-described percentage of holders of bonds under the EGSL Mortgage required to approve any such modification, without the consent of the holders of all such bonds then outstanding.
If we amend a Class A Mortgage to eliminate one or more covenants as described above, a holder of Collateral Trust Mortgage Bonds would no longer benefit from such covenants.
Resignation of a Trustee; Removal
The Trustee may resign at any time by giving written notice to us or may be removed at any time by an act of the holders of a majority in principal amount of Collateral Trust Mortgage Bonds then outstanding delivered to the Trustee and us at least 31 days prior to such removal. No resignation or removal of the Trustee and no appointment of a successor Trustee will be effective until the acceptance of appointment by a successor Trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a Trustee appointed by act of the holders, if we have delivered to the Trustee a board resolution appointing a successor Trustee and the successor has accepted the appointment in accordance with the terms of the Mortgage, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as Trustee in accordance with the Mortgage. (Mortgage, Section 1010.)
Notices
Notices to holders of New Bonds will be given by mail in writing to the addresses of the holders as they may appear in the security register for the New Bonds. (Mortgage, Section 108.)
Title
We, the Trustee, and any of our or the Trustee’s agents, may treat the person in whose name New Bonds are registered as the absolute owner thereof, whether or not the New Bonds may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Mortgage, Section 308.)
Governing Law
The Mortgage is, and the New Bonds will be, governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its conflicts of laws principles, except where otherwise required by law, including with respect to the creation, perfection, priority or enforcement of the lien of the Mortgage. (Mortgage, Section 114.)
Information about the Trustee
The Trustee will be The Bank of New York Mellon. In addition to acting as Trustee, The Bank of New York Mellon also acts, and may act, as trustee under the ELL Mortgage, the EGSL Mortgage, and various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the Trustee and its affiliates in the ordinary course of our respective businesses.
Book-Entry Only Securities
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through The Depository Trust Company (“DTC”). Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the Trustee as custodian for DTC.
DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities for its participants. DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book-entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Others who maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the SEC.
Purchases of the New Bonds within the DTC system must be made through participants, who will receive a credit for the New Bonds on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their New Bonds of a series, except if use of the book-entry system for the New Bonds of that series is discontinued.
To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of New Bonds may wish to take certain steps to augment transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults and proposed amendments to the Mortgage. Beneficial owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the beneficial owners.
Redemption notices will be sent to Cede & Co., as registered holder of the New Bonds. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.
Neither DTC nor Cede & Co. will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the New Bonds.
Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the Trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.
Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the New Bonds.
DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event or if an event of default with respect to a series of New Bonds has occurred and is continuing, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered,

·	those New Bonds will be issued in fully registered form without coupons;
·
a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and

·	a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

Methods and Terms of Sale

We may use a variety of methods to sell the New Bonds including:
1.    through one or more underwriters or dealers;
2.    directly to one or more purchasers;
3.    through one or more agents; or
4.    through a combination of any such methods of sale.

The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:

1.    the name or names of any underwriters, dealers or agents and any syndicate of underwriters;
2.    the initial public offering price;
3.    any underwriting discounts and other items constituting underwriters’ compensation;
4.    the proceeds we receive from that sale; and
5.    any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.

Underwriters

If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.

The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.

Stabilizing Transactions

Underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bonds so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.

Agents

If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them.

Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Related Transactions

Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

Indemnification

We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.

Listing

Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.

EXPERTS
Entergy Gulf States Louisiana
The financial statements of Entergy Gulf States Louisiana, LLC as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, incorporated in this prospectus by reference from Entergy Louisiana’s Current Report on Form 8-K dated September 14, 2015 (filed October 1, 2015), have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Old Entergy Louisiana

The consolidated financial statements, and the related consolidated financial statement schedule as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, incorporated in this prospectus by reference from Old Entergy Louisiana, LLC’s Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGALITY

The legality of the New Bonds will be passed upon for us by Mark G. Otts, Esq., Assistant General Counsel - Corporate and Securities, of Entergy Services, Inc., New Orleans, Louisiana, as to matters of Louisiana law, Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law, and Duggins, Wren, Mann & Romero, LLP, Austin, Texas, as to matters of Texas law. Certain legal matters with respect to the offering of the New Bonds will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents us and our affiliates in connection with various matters. Morgan, Lewis & Bockius LLP may rely on the opinion of Mark G. Otts, Esq., as to matters of Louisiana law relevant to its opinion, and on the opinion of Duggins, Wren, Mann & Romero, LLP, as to matters of Texas law relevant to its opinion.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.

Filing Fees-Securities and Exchange Commission:
Registration Statement	$	+
Rating Agencies’ fees		*
Trustee’s fees		*
Fees of Companies’ Counsel		*
Fees of Entergy Services, Inc.		*
Accounting fees		*
Printing and engraving costs		*
Miscellaneous expenses (including Blue-Sky expenses)		*
Total Expenses	$	*
__________________
+In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of the registration fee for the securities covered by this registration statement.
*Estimated expenses are not presently known because an indeterminate amount of securities is covered by this registration statement.
Item 15. Indemnification of Directors and Officers.
ENTERGY CORPORATION
Entergy Corporation is a corporation organized under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
Entergy Corporation’s Restated Certificate of Incorporation provides that its directors shall not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Entergy Corporation’s Restated Certificate of Incorporation further provides that it shall indemnify its directors and officers to the fullest extent authorized or permitted by the DGCL, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of Entergy Corporation and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred by Entergy Corporation’s Restated Certificate of Incorporation also includes the right to be paid by Entergy Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Entergy Corporation’s Bylaws, as amended, provide, to the extent authorized from time to time by the board of directors, rights to indemnification to its employees and agents who are not directors or officers similar to those conferred to its directors and officers.
ENTERGY ARKANSAS, INC.
Entergy Arkansas, Inc. has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Arkansas, Inc.’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Arkansas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended, and, under Entergy Arkansas, Inc.’s Second Amended and Restated Articles of Incorporation, its officers and directors may generally be indemnified to the full extent of such laws.
ENTERGY LOUISIANA, LLC
Entergy Louisiana, LLC has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Louisiana, LLC’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The limited liability company laws of Texas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended, and, under Entergy Louisiana, LLC’s Certificate of Formation, as amended, and Company Agreement, as amended, its directors and officers may generally be indemnified to the full extent of such laws.
ENTERGY MISSISSIPPI, INC.
Entergy Mississippi has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Mississippi’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Mississippi permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended, and, under Entergy Mississippi’s Second Amended and Restated Articles of Incorporation, its officers and directors may generally be indemnified to the full extent of such laws.
ENTERGY NEW ORLEANS, INC.
Entergy New Orleans has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy New Orleans’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporate laws of Louisiana permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended, and, under Entergy New Orleans’s Amended By-Laws, its officers and directors may generally be indemnified to the full extent of such laws.
ENTERGY TEXAS, INC.
Entergy Texas has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Texas’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Texas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended, and, under

Entergy Texas’s Certificate of Formation and By-Laws, its officers and directors may generally be indemnified to the full extent of such laws.
SYSTEM ENERGY RESOURCES, INC.
System Energy Resources has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. System Energy Resources’ directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporate laws of Arkansas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended, and, under System Energy Resources’ Amended and Restated Articles of Incorporation, its officers and directors may generally be indemnified to the full extent of such laws.
Item 16. Exhibits.
See the Exhibit Index at the end of this registration statement.
Item 17. Undertakings.
Each of the undersigned registrants hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on November 24, 2015.

ENTERGY CORPORATION
By: /s/ Steven C. McNeal

Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 24, 2015
Leo P. Denault

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 24, 2015
Andrew S. Marsh

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 24, 2015
Alyson M. Mount

*	Director	November 24, 2015
Maureen S. Bateman

	Director	November 24, 2015
Patrick J. Condon

*	Director	November 24, 2015
Kirkland H. Donald

*	Director	November 24, 2015
Gary W. Edwards

	Director	November 24, 2015
Philip L. Frederickson

*	Director	November 24, 2015
Alexis M. Herman

*	Director	November 24, 2015
Donald C. Hintz

*	Director	November 24, 2015
Stuart L. Levenick

*	Director	November 24, 2015
Blanche L. Lincoln

	Director	November 24, 2015
Karen A. Puckett

*	Director	November 24, 2015
W.J. “Billy” Tauzin

*	Director	November 24, 2015
Steven V. Wilkinson

* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Arkansas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on November 24, 2015.

ENTERGY ARKANSAS, INC.
By: : /s/ Steven C. McNeal

Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	November 24, 2015
Hugh T. McDonald
*	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 24, 2015
Andrew S. Marsh
*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 24, 2015
Alyson M. Mount
*	Director	November 24, 2015
Theodore H. Bunting, Jr.

	Director	November 24, 2015
Paul D. Hinnenkamp

* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Louisiana, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on November 24, 2015.

ENTERGY LOUISIANA, LLC

By:	/s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	November 24, 2015
Phillip R. May, Jr.

*	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 24, 2015
Andrew S. Marsh
*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 24, 2015
Alyson M. Mount

*	Director	November 24, 2015
Theodore H. Bunting, Jr.

	Director	November 24, 2015
Paul D. Hinnenkamp

* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Mississippi, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on November 24, 2015.

ENTERGY MISSISSIPPI, INC.

By:	_____/s/ Steven C. McNeal______
Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	November 24, 2015
Haley R. Fisackerly

*	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 24, 2015
Andrew S. Marsh
*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 24, 2015
Alyson M. Mount

*	Director	November 24, 2015
Theodore H. Bunting, Jr.

	Director	November 24, 2015
Paul D. Hinnenkamp

* By: /s/ Steven C. McNeal
Steven C. McNeal

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy New Orleans, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on November 24, 2015.

ENTERGY NEW ORLEANS, INC.

By:	/s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	November 24, 2015
Charles L. Rice, Jr.
*	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 24, 2015
Andrew S. Marsh
*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 24, 2015
Alyson M. Mount

*	Director	November 24, 2015
Theodore H. Bunting, Jr.

	Director	November 24, 2015
Paul D. Hinnenkamp

* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Texas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on November 24, 2015.

ENTERGY TEXAS, INC.

By:	/s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chair of the Board, President and Chief Executive Officer (Principal Executive Officer)	November 24, 2015
Sallie T. Rainer

*	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 24, 2015
Andrew S. Marsh
*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 24, 2015
Alyson M. Mount

*	Director	November 24, 2015
Theodore H. Bunting, Jr.

	Director	November 24, 2015
Paul D. Hinnenkamp

* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, System Energy Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on November 24, 2015.

SYSTEM ENERGY RESOURCES, INC.

By:	______/s/ Steven C. McNeal_________
Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	November 24, 2015
Theodore H. Bunting, Jr.

*	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 24, 2015
Andrew S. Marsh
*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 24, 2015
Alyson M. Mount
	Director	November 24, 2015
Timothy G. Mitchell

_/s/ Steven C. McNeal____	Director	November 24, 2015
Steven C. McNeal

* By: /s/ Steven C. McNeal
Steven C. McNeal

EXHIBIT INDEX

Number	Description of Exhibit
*1.01	Form of Underwriting Agreement relating to the Entergy Corporation debt securities (filed as Exhibit 1.01 to Form S-3 in File No. 333-169315).
*1.02	Form of Underwriting Agreement relating to the Entergy Arkansas, Inc. first mortgage bonds (filed as Exhibit 1.01 to Form S-3 in File No. 333-159157).
*1.03	Form of Underwriting Agreement relating to the Entergy Louisiana, LLC first mortgage bonds (filed as Exhibit 1.01 to Form S-3 in File No. 333-159158).
*1.04	Form of Underwriting Agreement relating to the Entergy Mississippi, Inc. first mortgage bonds (filed as Exhibit 1.01 to Form S-3 in File No. 333-159164).
*1.05	Form of Underwriting Agreement relating to the Entergy New Orleans, Inc. first mortgage bonds (filed as Exhibit 1.01 to Form S-3 in File No. 333-155584).
*1.06	Form of Underwriting Agreement relating to the Entergy Texas, Inc. first mortgage bonds (filed as Exhibit 1.01 to Form S-3 in File No. 333-153442).
*1.07	Form of Underwriting Agreement relating to the System Energy Resources, Inc. first mortgage bonds (filed as Exhibit 1.01 to Form S-3 in File No. 333-156718).
*4.01
Indenture of Entergy Corporation (for Unsecured Debt Securities), dated as of September 1, 2010 (filed as Exhibit 4.01 to Form 8-K dated September 16, 2010 (filed September 13, 2010) in File No. 001-11299).

*4.02
Officer’s Certificate establishing the terms of Entergy Corporation’s 5.125% Senior Notes (filed as Exhibit 4.02(b) to Form 8-K dated September 13, 2010 (filed September 16, 2010) in File No. 001-11299).

*4.03	Officer's Certificate establishing the terms of Entergy Corporation's 4.70% Senior Notes (filed as Exhibit 4.02 to Form 8-K dated January 13, 2012 (filed January 13, 2012) in File No. 001-11299).
*4.04	Officer's Certificate establishing the terms of Entergy Corporation's 4.0% Senior Notes (filed as Exhibit 4.02 to Form 8-K dated July 1, 2015 (filed July 1, 2015) in File No. 001-11299).

*4.05
Mortgage and Deed of Trust of Entergy Arkansas, Inc., dated as of October 1, 1944, as amended by seventy-seven Supplemental Indentures (7(d) in File No. 2-5463 (Mortgage); 7(b) in File No. 2-7121 (First); 7(c) in File No. 2-7605 (Second); 7(d) in File No. 2-8100 (Third); 7(a)-4 in File No. 2-8482 (Fourth); 7(a)-5 in File No. 2-9149 (Fifth); 4(a)-6 in File No. 2-9789 (Sixth); 4(a)-7 in File No. 2-10261 (Seventh); 4(a)-8 in File No. 2-11043 (Eighth); 2(b)-9 in File No. 2-11468 (Ninth); 2(b)-10 in File No. 2-15767 (Tenth); D in File No. 70-3952 (Eleventh); D in File No. 70-4099 (Twelfth); 4(d) in File No. 2-23185 (Thirteenth); 2(c) in File No. 2-24414 (Fourteenth); 2(c) in File No. 2-25913 (Fifteenth); 2(c) in File No. 2-28869 (Sixteenth); 2(d) in File No. 2-28869 (Seventeenth); 2(c) in File No. 2-35107 (Eighteenth); 2(d) in File No. 2-36646 (Nineteenth); 2(c) in File No. 2-39253 (Twentieth); 2(c) in File No. 2-41080 (Twenty-first); C-1 to Rule 24 Certificate in File No. 70-5151 (Twenty-second); C-1 to Rule 24 Certificate in File No. 70-5257 (Twenty-third); C to Rule 24 Certificate in File No. 70-5343 (Twenty-fourth); C-1 to Rule 24 Certificate in File No. 70-5404 (Twenty-fifth); C to Rule 24 Certificate in File No. 70-5502 (Twenty-sixth); C-1 to Rule 24 Certificate in File No. 70-5556 (Twenty-seventh); C-1 to Rule 24 Certificate in File No. 70-5693 (Twenty-eighth); C-1 to Rule 24 Certificate in File No. 70-6078 (Twenty-ninth); C-1 to Rule 24 Certificate in File No. 70-6174 (Thirtieth); C-1 to Rule 24 Certificate in File No. 70-6246 (Thirty-first); C-1 to Rule 24 Certificate in File No. 70-6498 (Thirty-second); A-4b-2 to Rule 24 Certificate in File No. 70-6326 (Thirty-third); C-1 to Rule 24 Certificate in File No. 70-6607 (Thirty-fourth); C-1 to Rule 24 Certificate in File No. 70-6650 (Thirty-fifth); C-1 to Rule 24 Certificate dated December 1, 1982 in File No. 70-6774 (Thirty-sixth); C-1 to Rule 24 Certificate dated February 17, 1983 in File No. 70-6774 (Thirty-seventh); A-2(a) to Rule 24 Certificate dated December 5, 1984 in File No. 70-6858 (Thirty-eighth); A-3(a) to Rule 24 Certificate in File No. 70-7127 (Thirty-ninth); A-7 to Rule 24 Certificate in File No. 70-7068 (Fortieth); A-8(b) to Rule 24 Certificate dated July 6, 1989 in File No. 70-7346 (Forty-first); A-8(c) to Rule 24 Certificate dated February 1, 1990 in File No. 70-7346 (Forty-second); 4 to Form 10-Q for the quarter ended September 30, 1990 in File No. 1-10764 (Forty-third); A-2(a) to Rule 24 Certificate dated November 30, 1990 in File No. 70-7802 (Forty-fourth); A-2(b) to Rule 24 Certificate dated January 24, 1991 in 70-7802 (Forty-fifth); 4(d)(2) in File No. 33-54298 (Forty-sixth); 4(c)(2) to Form 10-K for the year ended December 31, 1992 in File No. 1-10764 (Forty-seventh); 4(b) to Form 10-Q for the quarter ended June 30, 1993 in 1-10764 (Forty-eighth); 4(c) to Form 10-Q for the quarter ended June 30, 1993 in File No. 1-10764 (Forty-ninth); 4(b) to Form 10-Q for the quarter ended September 30, 1993 in File No. 1-10764 (Fiftieth); 4(c) to Form 10-Q for the quarter ended September 30, 1993 in File No. 1-10764 (Fifty-first); 4(a) to Form 10-Q for the quarter ended June 30, 1994 in File No. 1-10764 (Fifty-second); C-2 to Form U5S for the year ended December 31, 1995 (Fifty-third); C-2(a) to Form U5S for the year ended December 31, 1996 (Fifty-fourth); 4(a) to Form 10-Q for the quarter ended March 31, 2000 in File No. 1-10764 (Fifty-fifth); 4(a) to Form 10-Q for the quarter ended September 30, 2001 in File No. 1-10764 (Fifty-sixth); C-2(a) to Form U5S for the year ended December 31, 2001 (Fifty-seventh); 4(c)1 to Form 10-K for the year December 31, 2002 in File No. 1-10764 (Fifty-eighth); 4(a) to Form 10-Q for the quarter ended June 30, 2003 in File No. 1-10764 (Fifty-ninth); 4(f) to Form 10-Q for the quarter ended June 30, 2003 in File No. 1-10764 (Sixtieth); 4(h) to Form 10-Q for the quarter ended June 30, 2003 in File No. 1-10764 (Sixty-first); 4(e) to Form 10-Q for the quarter ended September 30, 2004 in File No. 1-10764 (Sixty-second); 4(c)1 to Form 10-K for the year December 31, 2004 in File No. 1-10764 (Sixty-third); C-2(a) to Form U5S for the year ended December 31, 2004 (Sixty-fourth); 4(c) to Form 10-Q for the quarter ended June 30, 2005 in File No. 1-10764 (Sixty-fifth);  4(a) to Form 10-Q for the quarter ended June 30, 2005 in File No. 1-10764 (Sixty-sixth); 4(b) to Form 10-Q for the quarter ended June 30, 2008 in File No. 1-10764 (Sixty-seventh); 4(c)1 to Form 10-K for the year ended December 31, 2008 in File No. 1-10764 (Sixty-eighth); 4.06 to Form 8-K dated October 8, 2010 (filed October 8, 2010) in File No. 1-10764 (Sixty-ninth); 4.06 to Form 8-K dated November 12, 2010 (filed November 12, 2010) in File No. 1-10764 (Seventieth); 4.06 to Form 8-K dated December 13, 2012 (filed December 13, 2012) in File No. 1-10764 (Seventy-first); 4(e) to Form 8-K dated January 9, 2013 (filed January 9, 2013) in File No. 1-10764 (Seventy-second); 4.06 to Form 8-K dated May 30, 2013 (filed May 30, 2013) in File No. 1-10764 (Seventy-third); 4.06 to Form 8-K dated June 4, 2013 (filed June 4, 2013) in File No. 1-10764 (Seventy-fourth); 4.02 to Form 8-K dated July 26, 2013 (filed July 26, 2013) in File No. 1-10764 (Seventy-fifth); 4.05 to Form 8-K dated March 14, 2014 (filed March 14, 2014) in File No. 1-10764 (Seventy-sixth); and 4.05 to Form 8-K dated December 9, 2014 (filed December 9, 2014) in File No. 1-10764 (Seventy-seventh)).

*4.06
Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of April 1, 1944, as amended by eighty-two Supplemental Indentures (7(d) in File No. 2-5317 (Mortgage); 7(b) in File No. 2-7408 (First); 7(c) in File No. 2-8636 (Second); 4(b)-3 in File No. 2-10412 (Third); 4(b)-4 in File No. 2-12264 (Fourth); 2(b)-5 in File No. 2-12936 (Fifth); D in File No. 70-3862 (Sixth); 2(b)-7 in File No. 2-22340 (Seventh); 2(c) in File No. 2-24429 (Eighth); 4(c)-9 in File No. 2-25801 (Ninth); 4(c)-10 in File No. 2-26911 (Tenth); 2(c) in File No. 2-28123 (Eleventh); 2(c) in File No. 2-34659 (Twelfth); C to Rule 24 Certificate in File No. 70-4793 (Thirteenth); 2(b)-2 in File No. 2-38378 (Fourteenth); 2(b)-2 in File No. 2-39437 (Fifteenth); 2(b)-2 in File No. 2-42523 (Sixteenth); C to Rule 24 Certificate in File No. 70-5242 (Seventeenth); C to Rule 24 Certificate in File No. 70-5330 (Eighteenth); C-1 to Rule 24 Certificate in File No. 70-5449 (Nineteenth); C-1 to Rule 24 Certificate in File No. 70-5550 (Twentieth); A-6(a) to Rule 24 Certificate in File No. 70-5598 (Twenty-first); C-1 to Rule 24 Certificate in File No. 70-5711 (Twenty-second); C-1 to Rule 24 Certificate in File No. 70-5919 (Twenty-third); C-1 to Rule 24 Certificate in File No. 70-6102 (Twenty-fourth); C-1 to Rule 24 Certificate in File No. 70-6169 (Twenty-fifth); C-1 to Rule 24 Certificate in File No. 70-6278 (Twenty-sixth); C-1 to Rule 24 Certificate in File No. 70-6355 (Twenty-seventh); C-1 to Rule 24 Certificate in File No. 70-6508 (Twenty-eighth); C-1 to Rule 24 Certificate in File No. 70-6556 (Twenty-ninth); C-1 to Rule 24 Certificate in File No. 70-6635 (Thirtieth); C-1 to Rule 24 Certificate in File No. 70-6834 (Thirty-first); C-1 to Rule 24 Certificate in 70-6886 (Thirty-second); C-1 to Rule 24 Certificate in File No. 70-6993 (Thirty-third); C-2 to Rule 24 Certificate in File No. 70-6993 (Thirty-fourth); C-3 to Rule 24 Certificate in File No. 70-6993 (Thirty-fifth); A-2(a) to Rule 24 Certificate in File No. 70-7166 (Thirty-sixth); A-2(a) in File No. 70-7226 (Thirty-seventh); C-1 to Rule 24 Certificate in File No. 70-7270 (Thirty-eighth); 4(a) to Quarterly Report on Form 10-Q for the quarter ended June 30, 1988 in File No. 1-8474 (Thirty-ninth); A-2(b) to Rule 24 Certificate in File No. 70-7553 (Fortieth); A-2(d) to Rule 24 Certificate in File No. 70-7553 (Forty-first); A-3(a) to Rule 24 Certificate in File No. 70-7822 (Forty-second); A-3(b) to Rule 24 Certificate in File No. 70-7822 (Forty-third); A-2(b) to Rule 24 Certificate in File No. 70-7822 (Forty-fourth); A-3(c) to Rule 24 Certificate in File No. 70-7822 (Forty-fifth); A-2(c) to Rule 24 Certificate dated File No. April 7, 1993 in 70-7822 (Forty-sixth); A-3(d) to Rule 24 Certificate dated June 4, 1993 in File No. 70-7822 (Forth-seventh); A-3(e) to Rule 24 Certificate dated December 21, 1993 in File No. 70-7822 (Forty-eighth); A-3(f) to Rule 24 Certificate dated August 1, 1994 in File No. 70-7822 (Forty-ninth); A-4(c) to Rule 24 Certificate dated September 28, 1994 in File No. 70-7653 (Fiftieth); A-2(a) to Rule 24 Certificate dated April 4, 1996 in File No. 70-8487 (Fifty-first); A-2(a) to Rule 24 Certificate dated April 3, 1998 in File No. 70-9141 (Fifty-second); A-2(b) to Rule 24 Certificate dated April 9, 1999 in File No. 70-9141 (Fifty-third); A-3(a) to Rule 24 Certificate dated July 6, 1999 in File No. 70-9141 (Fifty-fourth); A-2(c) to Rule 24 Certificate dated June 2, 2000 in File No. 70-9141 (Fifty-fifth); A-2(d) to Rule 24 Certificate dated April 4, 2002 in File No. 70-9141 (Fifty-sixth); A-3(a) to Rule 24 Certificate dated March 30, 2004 in File No. File No. 70-10086 (Fifty-seventh); A-3(b) to Rule 24 Certificate dated October 15, 2004 in File No. 70-10086 (Fifty-eighth); A-3(c) to Rule 24 Certificate dated October 26, 2004 in File No. 70-10086 (Fifty-ninth); A-3(d) to Rule 24 Certificate dated May 18, 2005 in File No. 70-10086 (Sixtieth); A-3(e) to Rule 24 Certificate dated August 25, 2005 in File No. 70-10086 (Sixty-first); A-3(f) to Rule 24 Certificate dated October 31, 2005 in File No. 70-10086 (Sixty-second); B-4(i) to Rule 24 Certificate dated January 10, 2006 in 70-10324 (Sixty-third); B-4(ii) to Rule 24 Certificate dated January 10, 2006 in File No. 70-10324 (Sixty-fourth); 4(a) to Form 10-Q for the quarter ended September 30, 2008 in File No. 1-32718 (Sixty-fifth); 4(3)1 to Form 10-K for the year ended December 31, 2009 in File No. 1-32718 (Sixty-sixth); 4(a) to Form 10-Q for the quarter ended March 31, 2010 in File No. 1-32718 (Sixty-seventh); 4.08 to Form 8-K dated September 24, 2010 (filed September 24, 2010) in File No. 1-32718 (Sixty-eighth); 4(c) to Form 8-K dated October 5, 2010 (filed October 12, 2010) in File No. 1-32718 (Sixty-ninth); 4.08 to Form 8-K dated November 23, 2010 (filed November 23, 2010) in File No. 1-32718 (Seventieth); 4.08 to Form 8-K dated March 24, 2011 (filed March 24, 2011) in File No. 1-32718 (Seventy-first); 4(a) to Form 10-Q for the quarter ended June 30, 2011 in File No. 1-32718 (Seventy-second); 4.08 to Form 8-K dated December 15, 2011 (filed December 15, 2011) in File No. 1-32718 (Seventy-third); 4.08 to Form 8-K dated January 12, 2012 (filed January 12, 2012) in File No. 1-32718 (Seventy-fourth); 4.08 to Form 8-K dated July 3, 2012 (filed July 3, 2012) in File No. 1-32718 (Seventy-fifth); 4.08 to Form 8-K dated December 4, 2012 (filed December 4, 2012) in File No. 1-32718 (Seventy-sixth); 4.08 to Form 8-K dated May 21, 2013 (filed May 21, 2013) in 1-32718 (Seventy-seventh); 4.08 to Form 8-K dated August 23, 2013 (filed August 23, 2013) in File No. 1-32718 (Seventy-eighth); 4.08 to Form 8-K dated June 24, 2014 (filed June 24, 2014) in File No. 1-32718 (Seventy-ninth); 4.08 to Form 8-K dated July 1, 2014 (filed July 1, 2014) in File No. 1-32718 (Eightieth); 4.08 to Form 8-K dated November 21, 2014 (filed November 21, 2014) in File No. 1-32718 (Eighty-first); and 4.1 to Form 8-K12B dated September 14, 2015 (filed October 1, 2015) in File No. 1-32718 (Eighty-second)).

*4.07
Mortgage and Deed of Trust of Entergy Mississippi, Inc., dated as of February 1, 1988, as amended by thirty-one Supplemental Indentures (A-2(a)-2 to Rule 24 Certificate in File No. 70-7461 (Mortgage); A-2(b)-2 in File No. 70-7461 (First); A-5(b) to Rule 24 Certificate in File No. 70-7419 (Second); A-4(b) to Rule 24 Certificate in File No. 70-7554 (Third); A-1(b)-1 to Rule 24 Certificate in File No. 70-7737 (Fourth); A-2(b) to Rule 24 Certificate dated November 24, 1992 in File No. 70-7914 (Fifth); A-2(e) to Rule 24 Certificate dated January 22, 1993 in File No. 70-7914 (Sixth); A-2(g) to Form U-1 in File No. 70-7914 (Seventh); A-2(i) to Rule 24 Certificate dated November 10, 1993 in File No. 70-7914 (Eighth); A-2(j) to Rule 24 Certificate dated July 22, 1994 in File No. 70-7914 (Ninth); (A-2(l) to Rule 24 Certificate dated April 21, 1995 in File No. 70-7914 (Tenth); A-2(a) to Rule 24 Certificate dated June 27, 1997 in File No. 70-8719 (Eleventh); A-2(b) to Rule 24 Certificate dated April 16, 1998 in File No. 70-8719 (Twelfth); A-2(c) to Rule 24 Certificate dated May 12, 1999 in File No. 70-8719 (Thirteenth); A-3(a) to Rule 24 Certificate dated June 8, 1999 in File No. 70-8719 (Fourteenth); A-2(d) to Rule 24 Certificate dated February 24, 2000 in File No. 70-8719 (Fifteenth); A-2(a) to Rule 24 Certificate dated February 9, 2001 in File No. 70-9757 (Sixteenth); A-2(b) to Rule 24 Certificate dated October 31, 2002 in File No. 70-9757 (Seventeenth); A-2(c) to Rule 24 Certificate dated December 2, 2002 in File No. 70-9757 (Eighteenth); A-2(d) to Rule 24 Certificate dated February 6, 2003 in File No. 70-9757 (Nineteenth); A-2(e) to Rule 24 Certificate dated April 4, 2003 in File No. 70-9757 (Twentieth); A-2(f) to Rule 24 Certificate dated June 6, 2003 in File No. 70-9757 (Twenty-first); A-3(a) to Rule 24 Certificate dated April 8, 2004 in File No. 70-10157 (Twenty-second); A-3(b) to Rule 24 Certificate dated April 29, 2004 in File No. 70-10157 (Twenty-third); A-3(c) to Rule 24 Certificate dated October 4, 2004 in File No. 70-10157 (Twenty-fourth); A-3(d) to Rule 24 Certificate dated January 27, 2006 in File No. 70-10157 (Twenty-fifth); 4(b) to Form 10-Q for the quarter ended June 30, 2009 in File No. 1-31508 (Twenty-sixth); 4(b) to Form 10-Q for the quarter ended March 31, 2010 in File No. 1-31508 (Twenty-seventh); 4.38 to Form 8-K dated April 15, 2011 (filed April 15, 2011) in File No. 1-31508 (Twenty-eighth); 4.38 to Form 8-K dated May 13, 2011 (filed May 13, 2011) in File No. 1-31508 (Twenty-ninth); 4.38 to Form 8-K dated December 11, 2012 (filed December 11, 2012) in File No. 1-31508 (Thirtieth); and 4.05 to Form 8-K dated March 21, 2014 (filed March 21, 2014) in File No. 1-31508 (Thirty-first)).

*4.08
Mortgage and Deed of Trust of Entergy New Orleans, Inc., dated as of May 1, 1987, as amended by seventeen Supplemental Indentures (A-2(c) to Rule 24 Certificate in File No. 70-7350 (Mortgage); A-5(b) to Rule 24 Certificate in File No. 70-7350 (First); A-4(b) to Rule 24 Certificate in File No. 70-7448 (Second); 4(f)4 to Form 10-K for the year ended December 31, 1992 in File No. 0-5807 (Third); 4(a) to Form 10-Q for the quarter ended September 30, 1993 in File No. 0-5807 (Fourth); 4(a) to Form 8-K dated April 26, 1995 in File No. 0-5807 (Fifth); 4(a) to Form 8-K dated March 22, 1996 in File No. 0-5807 (Sixth); 4(b) to Form 10-Q for the quarter ended June 30, 1998 in File No. 0-5807 (Seventh); 4(d) to Form 10-Q for the quarter ended June 30, 2000 in File No. 0-5807 (Eighth); C-5(a) to Form U5S for the year ended December 31, 2000 (Ninth); 4(b) to Form 10-Q for the quarter ended September 30, 2002 in File No. 0-5807 (Tenth); 4(k) to Form 10-Q for the quarter ended June 30, 2003 in File No. 0-5807 (Eleventh); 4(a) to Form 10-Q for the quarter ended September 30, 2004 in File No. 0-5807 (Twelfth); 4(b) to Form 10-Q for the quarter ended September 30, 2004 in File No. 0-5807 (Thirteenth); 4(e) to Form 10-Q for the quarter ended June 30, 2005 in File No. 0-5807 (Fourteenth); 4.02 to Form 8-K dated November 23, 2010 (filed November 23, 2010) in File No. 0-5807 (Fifteenth); 4.02 to Form 8-K dated November 29, 2012 (filed November 29, 2012) in File No. 0-5807 (Sixteenth); and 4.02 to Form 8-K dated June 21, 2013 (filed June 21, 2013) in File No. 0-5807 (Seventeenth)).

*4.09	Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., dated as of October 1, 2008 (filed as Exhibit 4(h)2 to Form 10-K for the year ended December 31, 2008 in File No. 0-53134).
*4.10
Officer’s Certificate No. 1-B-1 dated January 27, 2009, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc. (filed as Exhibit 4(h)3 to Form 10-K for the year ended December 31, 2008 in File No. 0-53134).

*4.11
Officer’s Certificate No. 2-B-2 dated May 14, 2009, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc. (filed as Exhibit 4(a) to Form 10-Q for the quarter ended June 30, 2009 in File No. 1-34360).

*4.12
Officer’s Certificate No. 5-B-4 dated September 7, 2011, supplemental to Indenture, Deed of Trust and Security agreement of Entergy Texas, Inc. (filed as Exhibit 4.40 to Form 8-K dated September 13, 2011 (filed September 13, 2011) in File No. 1-34360).

*4.13
Officer’s Certificate No. 7-B-5 dated May 13, 2014, supplemental to Indenture, Deed of Trust and Security Agreement dated as of October 1, 2008, between Entergy Texas, Inc. and The Bank of New York Mellon, as trustee (filed as Exhibit 4.40 to Form 8-K dated May 16, 2014 (filed May 16, 2014) in File No. 1-34360).

*4.14
Officer’s Certificate No. 8-B-6 dated May 18, 2015, supplemental to Indenture, Deed of Trust and Security Agreement dated as of October 1, 2008, between Entergy Texas, Inc. and The Bank of New York Mellon, as trustee (filed as Exhibit 4.40 to Form 8-K dated May 21, 2015 in File No. 1-34360).

*4.15
Mortgage and Deed of Trust of System Energy Resources, Inc., dated as of June 15, 1977, as amended by twenty-four Supplemental Indentures (A-1 in File No. 70-5890 (Mortgage); B and C to Rule 24 Certificate in File No. 70-5890 (First); B to Rule 24 Certificate in File No. 70-6259 (Second); 20(a)-5 to Form 10-Q for the quarter ended June 30, 1981 in File No. 1-3517 (Third); A-1(e)-1 to Rule 24 Certificate in File No. 70-6985 (Fourth); B to Rule 24 Certificate in File No. 70-E-47021 (Fifth); B to Rule 24 Certificate in File No. 70-7021 (Sixth); A-3(b) to Rule 24 Certificate in File No. 70-7026 (Seventh); A-3(b) to Rule 24 Certificate in File No. 70-7158 (Eighth); B to Rule 24 Certificate in File No. 70-7123 (Ninth); B-1 to Rule 24 Certificate in File No. 70-7272 (Tenth); B-2 to Rule 24 Certificate in File No. 70-7272 (Eleventh); B-3 to Rule 24 Certificate in File No. 70-7272 (Twelfth); B-1 to Rule 24 Certificate in File No. 70-7382 (Thirteenth); B-2 to Rule 24 Certificate in File No. 70-7382 (Fourteenth); A-2(c) to Rule 24 Certificate in File No. 70-7946 (Fifteenth); A-2(c) to Rule 24 Certificate in File No. 70-7946 (Sixteenth); A-2(d) to Rule 24 Certificate in File No. 70-7946 (Seventeenth); A-2(e) to Rule 24 Certificate dated May 4, 1993 in File No. 70-7946 (Eighteenth); A-2(g) to Rule 24 Certificate dated May 6, 1994 in File No. 70-7946 (Nineteenth); A-2(a)(1) to Rule 24 Certificate dated August 8, 1996 in File No. 70-8511 (Twentieth); A-2(a)(2) to Rule 24 Certificate dated August 8, 1996 in File No. 70-8511 (Twenty-first); A-2(a) to Rule 24 Certificate filed October 4, 2002 in File No. 70-9753 (Twenty-second); 4(b) to Form 10-Q for the quarter ended September 30, 2007 in File No. 1-9067 (Twenty-third); and 4.42 to Form 8-K dated September 25, 2012 (filed September 25, 2012) in File No. 1-9067 (Twenty-fourth)).

*4.16	Availability Agreement, dated June 21, 1974, among System Energy Resources, Inc. and certain other System companies (filed as Exhibit B to Rule 24 Certificate dated June 24, 1974 in File No. 70-5399).
*4.17	First Amendment to Availability Agreement, dated as of June 30, 1977 (filed as Exhibit B to Rule 24 Certificate dated June 24, 1977 in File No. 70-5399).
*4.18	Second Amendment to Availability Agreement, dated as of June 15, 1981 (filed as Exhibit E to Rule 24 Certificate dated July 1, 1981 in File No. 70-6592).
*4.19	Third Amendment to Availability Agreement, dated as of June 28, 1984 (filed as Exhibit B-13(a) to Rule 24 Certificate dated July 6, 1984 in File No. 70-6985).
*4.20	Fourth Amendment to Availability Agreement, dated as of June 1, 1989 (filed as Exhibit A to Rule 24 Certificate dated June 8, 1989 in File No. 70-5399).
*4.21
Thirty-seventh Assignment of Availability Agreement, Consent and Agreement, dated as of September 1, 2012, among System Energy Resources, Inc., Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc., and Entergy New Orleans, Inc., and The Bank of New York Mellon, as Trustee (filed as Exhibit 10(a)15 to Form 10-K for the year ended December 31, 2012 in File No. 1-11299).

**4.22
First Amendment to Thirty-seventh Assignment of Availability Agreement, Consent and Agreement, dated as of September 18, 2015, among System Energy Resources, Inc., Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc., and Entergy New Orleans, Inc., and The Bank of New York Mellon, as Trustee (previously filed as Exhibit 4.25 in this file).

*4.23	Form of Assignment of Availability Agreement, Consent and Agreement (filed as Exhibit 4.11 to Form S-3 in File No. 333-156718).
*4.24	Capital Funds Agreement, dated June 21, 1974, between Entergy Corporation and System Energy Resources, Inc. (filed as Exhibit C to Rule 24 Certificate dated June 24, 1974 in File No. 70-5399).
*4.25
First Amendment to Capital Funds Agreement, dated as of June 1, 1989, between Entergy Corporation and System Energy Resources, Inc. (filed as Exhibit B to Rule 24 Certificate dated June 8, 1989 in File No. 70-5399).

*4.26
Thirty-seventh Supplementary Capital Funds Agreement and Assignment, dated as of September 1, 2012, among Entergy Corporation, System Energy Resources, Inc., and The Bank of New York Mellon, as Trustee (filed as Exhibit 10(a)19 to Form 10-K for the year ended December 31, 2012 in File No. 1-11299).

*4.27
First Amendment to Supplementary Capital Funds Agreement and Assignment, dated as of June 1, 1989, by and between Entergy Corporation, System Energy Resources, Inc., Deposit Guaranty National Bank, United States Trust Company of New York and Gerard F. Ganey (filed as Exhibit C to Rule 24 Certificate dated June 8, 1989 in File No. 70-7026).

*4.28
First Amendment to Supplementary Capital Funds Agreement and Assignment, dated as of June 1, 1989, by and between Entergy Corporation, System Energy Resources, Inc., United States Trust Company of New York and Gerard F. Ganey (filed as Exhibit C to Rule 24 Certificate dated June 8, 1989 in File No. 70-7123).

*4.29
First Amendment to Supplementary Capital Funds Agreement and Assignment, dated as of June 1, 1989, by and between Entergy Corporation, System Energy Resources, Inc. and Chemical Bank (filed as Exhibit C to Rule 24 Certificate dated June 8, 1989 in File No. 70-7561).

*4.30	Form of Supplementary Capital Funds Agreement and Assignment (filed as Exhibit 4.19 to Form S-3 in File No. 333-156718).
*4.31	Form of Officer’s Certificate establishing the terms of one or more series of Entergy Corporation debt securities (filed as Exhibit 4.02 to Form S-3 in File No. 333-169315).
*4.32	Form of Supplemental Indenture relating to the Entergy Arkansas, Inc. first mortgage bonds (filed as Exhibit 4.02 to Form S-3 in File No. 333-159157).
4.33	Form of Supplemental Indenture relating to Class A Bonds issued under the Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of April 1, 1944, as amended.
*4.34	Form of Supplemental Indenture relating to the Entergy Mississippi, Inc. first mortgage bonds (filed as Exhibit 4.02 to Form S-3 in File No. 333-159164).
*4.35	Form of Supplemental Indenture relating to the Entergy New Orleans, Inc. first mortgage bonds (filed as Exhibit 4.02 to Form S-3 in File No. 333-155584).
*4.36	Form of Officer’s Certificate establishing the terms of one or more series of Entergy Texas, Inc. first mortgage bonds (filed as Exhibit 4.02 to Form S-3 in File No. 333-153442).
*4.37	Form of Supplemental Indenture relating to the System Energy Resources, Inc. first mortgage bonds (filed as Exhibit 4.02 to Form S-3 in File No. 333-156718).
4.38	Mortgage and Deed of Trust of Entergy Louisiana, LLC dated as of November 1, 2015.
4.39
Form of Officer’s Certificate establishing the terms of one or more series of Entergy Louisiana, LLC collateral trust mortgage bonds under the Mortgage and Deed of Trust of Entergy Louisiana, LLC dated as of November 1, 2015.

4.40	Form of Supplemental Indenture relating to collateral trust mortgage bonds issued under the Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015.

*4.41
Indenture of Mortgage of Entergy Louisiana, LLC (as successor to Entergy Gulf States Louisiana, LLC), dated September 1, 1926, as amended by certain Supplemental Indentures (B-a-I-1 in File No. 2-2449 (Mortgage); 7-A-9 in File No. 2-6893 (Seventh); B to Form 8-K dated September 1, 1959 (Eighteenth); B to Form 8-K dated February 1, 1966 (Twenty-second); B to Form 8-K dated March 1, 1967 (Twenty-third); C to Form 8-K dated March 1, 1968 (Twenty-fourth); B to Form 8-K dated November 1, 1968 (Twenty-fifth); B to Form 8-K dated April 1, 1969 (Twenty-sixth); 2-A-8 in File No. 2-66612 (Thirty-eighth); 4-2 to Form 10-K for the year ended December 31, 1984 in File No. 1-27031 (Forty-eighth); 4-2 to Form 10-K for the year ended December 31, 1988 in File No. 1-27031 (Fifty-second); 4 to Form 10-K for the year ended December 31, 1991 in File No. 1-27031 (Fifty-third); 4 to Form 8-K dated July 29, 1992 in File No. 1-27031 (Fifth-fourth); 4 to Form 10-K dated  December 31, 1992 in File No. 1-27031 (Fifty-fifth); 4 to Form 10-Q for the quarter ended March 31, 1993 in File No. 1-27031 (Fifty-sixth); 4-2 to Amendment No. 9 to Registration No. File No. 2-76551 (Fifty-seventh); 4(b) to Form 10-Q for the quarter ended March 31,1999 in File No. 1-27031 (Fifty-eighth); A-2(a) to Rule 24 Certificate dated June 23, 2000 in File No. 70-8721 (Fifty-ninth); A-2(a) to Rule 24 Certificate dated September 10, 2001 in File No. 70-9751 (Sixtieth); A-2(b) to Rule 24 Certificate dated November 18, 2002 in File No. 70-9751 (Sixty-first); A-2(c) to Rule 24 Certificate dated December 6, 2002 in File No. 70-9751 (Sixty-second); A-2(d) to Rule 24 Certificate dated June 16, 2003 in File No. 70-9751 (Sixty-third); A-2(e) to Rule 24 Certificate dated June 27, 2003 in File No. 70-9751 (Sixty-fourth); A-2(f) to Rule 24 Certificate dated July 11, 2003 in File No. 70-9751 (Sixty-fifth); A-2(g) to Rule 24 Certificate dated July 28, 2003 in File No. 70-9751 (Sixty-sixth); A-3(i) to Rule 24 Certificate dated November 4, 2004 in File No. 70-10158 (Sixty-seventh); A-3(ii) to Rule 24 Certificate dated November 23, 2004 in File No. 70-10158 (Sixty-eighth); A-3(iii) to Rule 24 Certificate dated February 16, 2005 in File No. 70-10158 (Sixty-ninth); A-3(iv) to Rule 24 Certificate dated June 2, 2005 in File No. 70-10158 (Seventieth); A-3(v) to Rule 24 Certificate dated July 21, 2005 in File No. 70-10158 (Seventy-first); A-3(vi) to Rule 24 Certificate dated October 7, 2005 in File No. 70-10158 (Seventy-second); A-3(vii) to Rule 24 Certificate dated December 19, 2005 in File No. 70-10158 (Seventy-third); 4(a) to Form 10-Q for the quarter ended March 31, 2006 in File No. 1-27031 (Seventy-fourth); 4(iv) to Form 8-K15D5 dated December 31, 2007 (filed January 7, 2008) in File No. 333-148557 (Seventy-fifth); 4(a) to Form 10-Q for the quarter ended June 30, 2008 in File No. 333-148557 (Seventy-sixth); 4(a) to Form 10-Q for the quarter ended September 30, 2009 in File No. 0-20371 (Seventy-seventh); 4.07 to Form 8-K dated October 1, 2010 (filed October 1, 2010) in File No. 0-20371 (Seventy-eighth); 4(c) to Form 8-K filed October 5, 2010 (filed October 12, 2010) in File No. 0-20371 (Seventy-ninth); 4(f) to Form 8-K filed October 5, 2010 (filed October 12, 2010) in File No. 0-20371 (Eightieth); 4.07 to Form 8-K dated July 1, 2014 (filed July 1, 2014) in File No. 0-20371 (Eighty-first); 4.2 to Form 8-K12B dated September 14, 2015 (filed October 1, 2015) in File No. 1-32718 (Eighty-second); and 4.3 to Form 8-K12B dated September 14, 2015 (filed October 1, 2015) in File No. 1-32718 (Eighty-third)).

4.42
Form of Supplemental Indenture relating to Class A Bonds issued under the Indenture of Mortgage of Entergy Louisiana, LLC (as successor to Entergy Gulf States Louisiana, LLC), dated September 1, 1926, as amended.

**5.01	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Corporation debt securities (previously filed as Exhibit 5.01 of original filing in this file).
**5.02	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Arkansas, Inc. first mortgage bonds (previously filed as Exhibit 5.02 of original filing in this file).
**5.03	Opinion of Friday, Eldredge & Clark, LLP with respect to the Entergy Arkansas, Inc. first mortgage bonds (previously filed as Exhibit 5.03 of original filing in this file).
5.04	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Louisiana, LLC collateral trust mortgage bonds.
5.05	Opinion of Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities of Entergy Services, Inc., with respect to the Entergy Louisiana, LLC collateral trust mortgage bonds.
5.06	Opinion of Duggins Wren Mann & Romero, LLP, with respect to the Entergy Louisiana, LLC collateral trust mortgage bonds.
**5.07	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Mississippi, Inc. first mortgage bonds (previously filed as Exhibit 5.09 of original filing in this file).
**5.08	Opinion of Wise Carter Child & Caraway, Professional Association, with respect to the Entergy Mississippi, Inc. first mortgage bonds (previously filed as Exhibit 5.10 of original filing in this file).
**5.09	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy New Orleans, Inc. first mortgage bonds (previously filed as Exhibit 5.11 of original filing in this file).
**5.10
Opinion of Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities of Entergy Services, Inc., with respect to the Entergy New Orleans, Inc. first mortgage bonds (previously filed as Exhibit 5.12 of original filing in this file).

**5.11	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Texas, Inc. first mortgage bonds (previously filed as Exhibit 5.13 of original filing in this file).

**5.12	Opinion of Duggins Wren Mann & Romero, LLP, with respect to the Entergy Texas, Inc. first mortgage bonds (previously filed as Exhibit 5.14 of original filing in this file).
**5.13	Opinion of Morgan, Lewis & Bockius LLP with respect to the System Energy Resources, Inc. first mortgage bonds (previously filed as Exhibit 5.15 of original filing in this file).
**5.14
Opinion of Wise Carter Child & Caraway, Professional Association, with respect to the System Energy Resources, Inc. first mortgage bonds (previously filed as Exhibit 5.16 of original filing in this file).

**5.15	Opinion of Friday, Eldredge & Clark, LLP with respect to the System Energy Resources, Inc. first mortgage bonds (previously filed as Exhibit 5.17 of original filing in this file).
**12.01	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Corporation (previously filed as Exhibit 12.01 of original filing in this file).
*12.02	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Arkansas, Inc. (filed as Exhibit 12(a) to Form 10-Q for the period ended June 30, 2013 in File No. 1-10764).
**12.03
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Arkansas, Inc. for the six months ended June 30, 2012 and June 30, 2013 (previously filed as Exhibit 12.03 of original filing in this file).

*12.04	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Louisiana, LLC (filed as Exhibit 12(b) to Form 10-Q for the period ended September 30, 2015 in File No. 1-32718).
*12.05	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Mississippi, Inc. (filed as Exhibit 12(d) to Form 10-Q for the period ended June 30, 2013 in File No. 1-31508).
**12.06
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Mississippi, Inc. for the six months ended June 30, 2012 and June 30, 2013 (previously filed as Exhibit 12.09 of original filing in this file).

*12.07	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy New Orleans, Inc. (filed as Exhibit 12(e) to Form 10-Q for the period ended June 30, 2013 in File No. 0-05807).
**12.08
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy New Orleans, Inc. for the six months ended June 30, 2012 and June 30, 2013 (previously filed as Exhibit 12.11 of original filing in this file).

*12.09	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Texas, Inc. (filed as Exhibit 12(f) to Form 10-Q for the period ended June 30, 2013 in File No. 1-34360).
**12.10
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Texas, Inc. for the six months ended June 30, 2012 and June 30, 2013 (previously filed as Exhibit 12.13 of original filing in this file).

*12.11	Statement re: Computation of Ratio of Earnings to Fixed Charges of System Energy Resources, Inc. (filed as Exhibit 12(g) to Form 10-Q for the period ended June 30, 2013 in File No. 1-09067).
**12.12
Statement re: Computation of Ratio of Earnings to Fixed Charges of System Energy Resources, Inc. for the six months ended June 30, 2012 and June 30, 2013 (previously filed as Exhibit 12.15 of original filing in this file).

*23.01
Consent of Deloitte & Touche LLP with respect to Entergy Corporation, Entergy Arkansas, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc., Entergy Texas, Inc. and System Energy Resources, Inc. (filed as Exhibit 23(a) to annual report on Form 10-K for the year ended December 31, 2014 in File No. 1-11299).

23.02	Consent of Deloitte & Touche LLP with respect to Entergy Gulf States Louisiana, L.L.C. and Entergy Louisiana, LLC.
**23.03	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Corporation debt securities (included in Exhibit 5.01 hereto).
**23.04	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Arkansas, Inc. first mortgage bonds (included in Exhibit 5.02 hereto).
**23.05	Consent of Friday, Eldredge & Clark, LLP with respect to its Opinion relating to the Entergy Arkansas, Inc. first mortgage bonds (included in Exhibit 5.03 hereto).
23.06	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Louisiana, LLC collateral trust mortgage bonds (included in Exhibit 5.04 hereto).
23.07
Consent of Mark G. Otts, Esq., Assistant General Counsel-Corporate & Securities of Entergy Services, Inc., with respect to his Opinion relating to the Entergy Louisiana, LLC collateral trust mortgage bonds (included in Exhibit 5.05 hereto).

23.08	Consent of Duggins Wren Mann & Romero, LLP, with respect to its Opinion relating to the Entergy Louisiana, LLC collateral trust mortgage bonds (included in Exhibit 5.06 hereto).
**23.09	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Mississippi, Inc. first mortgage bonds (included in Exhibit 5.07 hereto).

**23.10	Consent of Wise Carter Child & Caraway, Professional Association, with respect to its Opinion relating to the Entergy Mississippi, Inc. first mortgage bonds (included in Exhibit 5.08 hereto).
**23.11	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy New Orleans, Inc. first mortgage bonds (included in Exhibit 5.09 hereto).
**23.12
Consent of Mark G. Otts, Esq., Assistant General Counsel-Corporate & Securities of Entergy Services, Inc., with respect to his Opinion relating to the Entergy New Orleans, Inc. first mortgage bonds (included in Exhibit 5.10 hereto).

**23.13	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Texas, Inc. first mortgage bonds (included in Exhibit 5.11 hereto).
**23.14	Consent of Duggins Wren Mann & Romero, LLP, with respect to its Opinion relating to the Entergy Texas, Inc. first mortgage bonds (included in Exhibit 5.12 hereto).
**23.15	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (included in Exhibit 5.13 hereto).
**23.16	Consent of Wise Carter Child & Caraway, Professional Association, with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (included in Exhibit 5.14 hereto).
**23.17	Consent of Friday, Eldredge & Clark, LLP with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (included in Exhibit 5.15 hereto).
**24.01	Power of Attorney of certain officers and directors of Entergy Corporation (previously filed - included on pages S-1 and S-2 of original filing in this file).
**24.02	Power of Attorney of certain officers and directors of Entergy Arkansas, Inc. (previously filed - included on pages S-3 and S-4 of original filing in this file).
**24.03	Power of Attorney of certain officers and directors of Entergy Louisiana, LLC (previously filed - included on pages S-5 and S-6 of Post-Effective Amendment No. 2 in this file).
**24.04	Power of Attorney of certain officers and directors of Entergy Mississippi, Inc. (previously filed - included on pages S-9 and S-10 of original filing in this file).
**24.05	Power of Attorney of certain officers and directors of Entergy New Orleans, Inc. (previously filed - included on pages S-11 and S-12 of original filing in this file).
**24.06	Power of Attorney of certain officers and directors of Entergy Texas, Inc. (previously filed - included on pages S-13 and S-14 of original filing in this file).
**24.07	Power of Attorney of certain officers and directors of System Energy Resources, Inc. (previously filed - included on pages S-15 and S-16 of original filing in this file).
**25.01	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as Trustee in respect of the debt securities of Entergy Corporation.
**25.02	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, as Corporate Trustee in respect of the first mortgage bonds of Entergy Arkansas, Inc.
**25.03
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Co-Trustee in respect of the first mortgage bonds of Entergy Arkansas, Inc.

25.04	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the collateral trust mortgage bonds of Entergy Louisiana, LLC.
**25.05	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the first mortgage bonds of Entergy Mississippi, Inc.
**25.06	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the first mortgage bonds of Entergy New Orleans, Inc.
**25.07	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the first mortgage bonds of Entergy Texas, Inc.
**25.08	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the first mortgage bonds of System Energy Resources, Inc.
___________________

*	Incorporated by reference.

**	Previously filed in this registration statement.